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As filed with the Securities and Exchange Commission on January 21, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SUMMIT MIDSTREAM HOLDINGS, LLC
SUMMIT MIDSTREAM FINANCE CORP.*
(Exact name of Registrant as specified in its charter)

Delaware Delaware (State or other jurisdiction of incorporation or organization)	4922 4922 (Primary Standard Industrial Classification Code Number)	45-1649688 80-0930343 (IRS Employer Identification Number)

2100 McKinney Avenue
Suite 1250
Dallas, Texas 75201
(214) 242-1955
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Brock M. Degeyter
Senior Vice President and General Counsel
Summit Midstream Partners, LP
2100 McKinney Avenue
Suite 1250
Dallas, Texas 75201
(214) 242-1955
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Brett E. Braden Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, Texas 77002 (713) 546-5400

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after the effective date of this Registration Statement.

           If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

           If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

             Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

             Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

  CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Offering Price Per Note(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

7 1/2% Senior Notes due 2021	$300,000,000	100%	$300,000,000	$38,640

Guarantees of 7 1/2% Senior Notes due 2021(2)	N/A	N/A	N/A	N/A

Total	$300,000,000		$300,000,000	$38,640

(1)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f) of the Securities Act, as amended.

(2)
No separate consideration will be received for the guarantees, and no separate fee is payable pursuant to Rule 457(a) of the rules and regulations under the Securities Act of 1933, as amended.

*
The companies listed on the next page in the Table of Additional Registrant Guarantors are also included in this registration statement as additional registrants.

           The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

        The following are additional registrants that may guarantee the debt securities registered hereby:

Exact Name of Registrant Guarantor as Specified in its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Summit Midstream Partners, LP	Delaware	45-5200503
Bison Midstream, LLC	Delaware	36-4762273
Grand River Gathering, LLC	Delaware	35-2417781
DFW Midstream Services LLC	Delaware	27-0706575

(1)
The address, including zip code, and telephone number, including area code, of each of the additional registrant guarantor's principal executive offices is c/o Summit Midstream Partners, LP, 2100 McKinney Avenue, Suite 1250, Dallas, Texas 75201, (214) 242-1955. The primary standard industrial classification code number of each of the additional registrant guarantors is 4922. The name, address, including zip code, and telephone number, including area code, of the agent for service for each of the additional registrant guarantors is Brock M. Degeyter, Senior Vice President and General Counsel, Summit Midstream Partners, LP, 2100 McKinney Avenue, Suite 1250, Dallas, Texas 75201, (214) 242-1955.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offering is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 21, 2014

PROSPECTUS

Summit Midstream Holdings, LLC
Summit Midstream Finance Corp.

Offer to Exchange

Up To $300,000,000 of

7 1/2% Senior Notes due 2021(CUSIP Nos. 86614W AA4 and U8604T AA4),

That Have Not Been Registered Under

The Securities Act of 1933

For

Up To $300,000,000 of

7 1/2% Senior Notes due 2021

That Have Been Registered Under

The Securities Act of 1933

The exchange offer and withdrawal rights will expire at

5:00 p.m., New York City time, on                  , 2014, unless extended.

         We are offering to exchange up to $300,000,000 aggregate principal amount of our new 7 1/2% Senior Notes due 2021, which have been registered under the Securities Act of 1933, or the "Securities Act," referred to in this prospectus as the "new notes," for any and all of our outstanding unregistered 7 1/2% Senior Notes due 2021, referred to in this prospectus as the "old notes." We issued the old notes on June 17, 2013 in a transaction not requiring registration under the Securities Act. We are offering you new notes in exchange for old notes in order to satisfy our registration obligations from that previous transaction. The old notes and the new notes are collectively referred to in this prospectus as the "notes," and they will be treated as a single class under the indenture governing them.

         Please read "Risk Factors" beginning on page 11 for a discussion of factors you should consider before participating in the exchange offer.

         We will exchange new notes for all outstanding old notes that are validly tendered and not withdrawn before expiration of the exchange offer. You may withdraw tenders of old notes at any time prior to the expiration of the exchange offer. The exchange procedure is more fully described in "Exchange Offer—Procedures for Tendering." If you fail to tender your old notes, you will continue to hold unregistered notes that you will not be able to transfer freely.

         The terms of the new notes are substantially identical to the terms of the old notes, except that the transfer restrictions, registration rights and provisions for additional interest relating to the old notes do not apply to the new notes. Please read "Description of New Notes" for more details on the terms of the new notes. We will not receive any cash proceeds from the issuance of the new notes in the exchange offer.

         Each broker-dealer that receives new notes for its own account pursuant to this offering must acknowledge that it will deliver this prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after the exchange date (as such period may be extended), we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. Please read "Plan of Distribution."

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2014

        This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus and in the accompanying letter of transmittal. We have not authorized anyone to provide you with any other information. If you receive any unauthorized information, you must not rely on it. We are not making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone whom it is unlawful to make an offer or solicitation. You should not assume that the information contained in this prospectus, as well as the information we previously filed with the Securities and Exchange Commission that is incorporated by reference herein, is accurate as of any date other than its respective date.

        This prospectus incorporates important business and financial information about us that is not included or delivered with this prospectus. Such information is available without charge to holders of the old notes upon written or oral request made to Summit Midstream Partners, LP, 2100 McKinney Avenue, Suite 1250, Dallas, Texas 75201, Attention: Brock M. Degeyter (Telephone (214) 242-1955). To obtain timely delivery of any requested information, holders of the old notes must make any request no later than five business days prior to the expiration of the exchange offer.

i

FORWARD-LOOKING STATEMENTS

        Investors are cautioned that certain statements contained in this prospectus, including information included or incorporated by reference in this prospectus, are "forward-looking" statements. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words "expect," "intend," "plan," "anticipate," "estimate," "believe," "will be," "will continue," "will likely result," and similar expressions, or future conditional verbs such as "may," "will," "should," "would," and "could." In addition, any statement concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible actions taken by us or our subsidiaries, are also forward-looking statements. These forward-looking statements involve external risks and uncertainties, including, but not limited to, those described under the section entitled "Risk Factors" included herein.

        Forward-looking statements are based on current expectations and projections about future events and are inherently subject to a variety of risks and uncertainties, many of which are beyond the control of our management team. All forward-looking statements in this prospectus and subsequent written and oral forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements in this paragraph. These risks and uncertainties include, among others:

  •
  changes in general economic conditions;

  •
  fluctuations in crude oil, natural gas and natural gas liquids prices;

  •
  the extent and success of drilling efforts, as well as the extent and quality of natural gas volumes produced, within proximity of our assets;

  •
  failure or delays by our customers in achieving expected production in their natural gas and crude oil projects;

  •
  competitive conditions in our industry and their impact on our ability to connect natural gas supplies to our gathering and compression assets or systems;

  •
  actions or inactions taken or non-performance by third parties, including suppliers, contractors, operators, processors, transporters and customers, including the inability or failure of our shipper customers to meet their financial obligations under our gathering agreements;

  •
  our ability to consummate acquisitions, successfully integrate the acquired businesses, realize any cost savings and other synergies from any acquisition;

  •
  the ability to attract and retain key management personnel;

  •
  commercial bank and capital market conditions and the potential impact of changes or disruptions in the credit and/or capital markets;

  •
  changes in the availability and cost of capital, and the results of our financing efforts, including availability of funds in the credit and/or capital markets;

  •
  restrictions placed on us by the agreements governing our debt instruments;

  •
  the availability, terms and cost of downstream transportation and processing services;

  •
  operating hazards, natural disasters, accidents, weather-related delays, casualty losses and other matters beyond our control;

  •
  weather conditions and seasonal trends;

ii

  •
  timely receipt of necessary government approvals and permits, our ability to control the costs of construction, including costs of materials, labor and rights-of-way and other factors that may impact our ability to complete projects within budget and on schedule;

  •
  the effects of existing and future laws and governmental regulations, including environmental and climate change requirements;

  •
  the effects of litigation; and

  •
  certain factors discussed elsewhere in this prospectus.

        Developments in any of these areas could cause actual results to differ materially from those anticipated or projected or cause a significant reduction in the market price of our common units or notes.

        The foregoing list of risks and uncertainties may not contain all of the risks and uncertainties that could affect us. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus may not in fact occur. Accordingly, undue reliance should not be placed on these statements. We undertake no obligation to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as otherwise required by law.

iii

PROSPECTUS SUMMARY

        This summary highlights some of the information included or incorporated by reference in this prospectus and does not contain all of the information that may be important to you. You should read this entire prospectus and the documents incorporated by reference and to which we refer you before making an investment decision. You should carefully consider the information set forth under "Risk Factors" beginning on page 11 of this prospectus, the other cautionary statements described in this prospectus, and the risk factors and other cautionary statements, including those described under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2012, in each case as updated by our subsequent Quarterly Reports on Form 10-Q and current reports on Form 8-K. In addition, certain statements include forward-looking information that involves risks and uncertainties. See "Forward-Looking Statements."

        Summit Midstream Holdings, LLC ("Summit Holdings") is a Delaware limited liability company and Summit Midstream Finance Corp. ("Finance Corp." and together with Summit Holdings, the "Issuers") is a Delaware corporation; each is a direct or indirect wholly owned subsidiary of Summit Midstream Partners, LP ("SMLP" or the "Partnership") and a co-issuer of the notes. SMLP is a Delaware limited partnership that completed its initial public offering ("IPO") on October 3, 2012 and is the parent guarantor of the notes. Unless the context otherwise indicates, references to "we," "us," and "our" and like terms refer to SMLP together with its subsidiaries, including Summit Holdings. The financial statements incorporated by reference in this prospectus are those of SMLP.

        Summit Midstream Partners, LLC ("Summit Investments") is a Delaware limited liability company, the ultimate owner of SMLP's general partner and SMLP's predecessor for accounting purposes (the "Predecessor"). Summit Investments is owned by affiliates of Energy Capital Partners and GE Energy Financial Services. References in this prospectus to "Energy Capital Partners" refer collectively to Energy Capital Partners II, LLC and its parallel and co-investment funds. References in this prospectus to "GE Energy Financial Services" refer to GE Energy Financial Services, Inc. References in this prospectus to our "Sponsors" refer collectively to Energy Capital Partners and GE Energy Financial Services.

 Summit Midstream Partners, LP

        We are a growth-oriented limited partnership focused on owning and operating midstream energy infrastructure assets that are strategically located in the core producing areas of unconventional resource basins, primarily shale formations, in North America. We currently provide primarily fee-based natural gas gathering and compression services in four unconventional resource basins: (i) the Piceance Basin, which includes the Mesaverde formation and the Mancos and Niobrara shale formations in western Colorado; (ii) the Fort Worth Basin, which includes the Barnett Shale formation in north-central Texas; (iii) the Williston Basin, which includes the Bakken and Three Forks shale formations in northwestern North Dakota; and (iv) the Appalachian Basin, which includes the Marcellus Shale formation in northern West Virginia.

        We generate a substantial majority of our revenue under long-term, primarily fee-based natural gas gathering agreements. Substantially all of our gas gathering agreements are underpinned by areas of mutual interest, or AMIs, and minimum volume commitments, or MVCs. Our AMIs cover approximately one million acres in the aggregate, have original terms that range from five years to 25 years, and provide that any natural gas producing wells drilled by our customers within such AMIs will be shipped on our gathering systems. Our MVCs, which totaled 3.2 Tcf at September 30, 2013 and average approximately 881 MMcf/d through 2020, are designed to ensure that we will generate a certain amount of revenue from each customer over the life of the respective gas gathering agreement, whether by collecting gathering fees on actual throughput or from cash payments to cover any MVC shortfall. Our MVCs have remaining terms that range from three to 13 years and, as of September 30, 2013, had a weighted-average remaining life of 10.1 years, assuming minimum throughput volumes for the remainder of their respective terms. We believe that the fee-based nature of these agreements enhances the stability of our cash flows by limiting our direct commodity price exposure.

Our Midstream Assets

        Grand River system.    The Grand River system is located in the Piceance Basin in western Colorado and currently serves producers targeting the liquids-rich Mesaverde formation. It is optimally located for expansion to gather production from the emerging Mancos and Niobrara shale formations underlying the Mesaverde formation. We have constructed a new medium-pressure gathering system to service future higher pressure natural gas production from the Mancos and Niobrara shale formations.

        DFW Midstream system.    The DFW Midstream system is primarily located in southeastern Tarrant County, the largest natural gas producing county in Texas. We consider this area to be the core of the core of the Barnett Shale because of the quality of the geology and the high production profile of the wells drilled to date. We believe that the AMIs underpinning our system are substantially undeveloped compared with other areas in the Barnett Shale due to the historical lack of gathering infrastructure. Our AMIs and our system footprint provide us with a competitive advantage to add additional producers and incremental volumes in this core area of the Barnett Shale at a competitive capital cost.

        Bison Midstream system.    The Bison Midstream system is located in the Williston Basin in northwestern North Dakota and serves producers that are targeting the Bakken and Three Forks shale formations. These formations are primarily targeted for crude oil production and producer drilling decisions are based largely on the prevailing price of crude oil. The Bison Midstream system gathers and compresses associated natural gas that exists in the crude oil production stream. We believe that the pace of drilling activity and thus, natural gas volume throughput on the Bison Midstream system, will primarily depend on the price of crude oil which provides diversity of commodity price exposure for us relative to our other natural gas midstream operations.

        Mountaineer Midstream system.    The Mountaineer Midstream system is located in the Appalachian Basin and currently serves Antero Resources Corporation, or Antero, which is targeting liquids-rich natural gas production from the Marcellus Shale formation in Harrison and Doddridge counties in West Virginia. The Mountaineer Midstream system serves as a critical inlet to MarkWest's Sherwood Processing Complex, the primary destination for liquids-rich natural gas in northern West Virginia. Throughput capacity on the Mountaineer Midstream system is currently being expanded from 550 MMcf/d to 1,050 MMcf/d to support Antero's current and future anticipated drilling activities in this prolific region of the Marcellus Shale play.

        The following table provides information regarding our gathering assets as of, or for the nine months ended, September 30 for the periods indicated:

	Grand River		DFW Midstream		Bison Midstream			Mountaineer Midstream
	2013	2012	2013	2012	2013	2012		2013	2012
Miles of pipeline (as of September 30)	301	282	119	110	330		*	41		*
Aggregate average throughput (for the nine months ended September 30) (MMcf/d)	502	585	398	344	14		*	50		*

*
Gathering system was not an asset of the Partnership during this period.

 Our Business Strategies

        Our principal business strategy is to increase the amount of cash distributions we make to our unitholders over time. Our plan for continuing to execute this strategy includes the following key components:

  •
  Pursuing accretive acquisition opportunities from Summit Investments.  We intend to pursue opportunities to expand our asset base by acquiring midstream assets owned and operated by Summit Investments. In addition to its significant ownership interest in us, Summit Investments also owns and operates, and also seeks to acquire and develop additional, crude oil, natural gas and water-related midstream assets in service and under development in geographic areas in which we currently operate as well as in geographic areas outside of our current operations.

  •
  Diversifying our asset base by expanding our midstream service offerings and exploring acquisition and development opportunities in various geographic areas.  While our natural gas gathering operations in the Piceance Basin and in the Barnett, Bakken and Marcellus shale plays currently represent our core business, we intend to diversify into other midstream services such as natural gas processing and crude oil gathering, through both greenfield development projects and acquisitions. We also intend to diversify our operations into other geographic regions.

  •
  Capitalizing on organic growth opportunities.  We believe that our existing gathering systems provide us with significant organic expansion opportunities. We intend to continue to leverage our management team's expertise in constructing, developing and optimizing midstream infrastructure assets to grow our business through organic development projects that are designed to extend our geographic reach, diversify our customer base, expand our midstream service offerings, increase the number of our hydrocarbon receipt points and maximize volume throughput.

  •
  Increasing throughput volumes on our existing systems.  We intend to continue to focus on maximizing the utilization of our assets by increasing volume throughput from existing customers and connecting new customers to our systems.

  •
  Maintaining our focus on fee-based revenue with minimal direct commodity price exposure.  As we expand our business, we intend to maintain our focus on providing midstream energy services under fee-based agreements. Our midstream services are primarily provided under long-term, fee-based contracts with original terms ranging from five years to 25 years. We believe that our focus on fee-based revenues with minimal direct commodity price exposure is essential to maintaining stable cash flows.

  •
  Partnering with producers to provide midstream services for their development projects in high-growth, unconventional resource plays.  We seek to promote commercial relationships with established and well-capitalized producers, who are willing to serve as anchor customers and provide long-term MVCs and AMIs. We will continue to pursue partnership opportunities with established producers to develop new infrastructure in unconventional resource basins that we believe will complement our existing midstream assets or enhance our overall business by facilitating our entry into new basins. These opportunities generally consist of a strategic acreage position in an unconventional resource play that is well-positioned for accelerated production but has limited existing midstream energy infrastructure to support such growth.

 Our Competitive Strengths

        We believe that we will be able to continue to execute the components of our principal business strategy successfully because of the following competitive strengths:

  •
  Strategically located assets in core areas of prolific unconventional basins supported by existing partnerships with large producers.  Our existing assets are strategically positioned within the core areas of four established unconventional resource plays. The geologic formations in the basins served by our assets have either relatively low drilling and completion costs, highly economic production profiles, or a combination of both.

  •
  Fee-based revenues underpinned by long-term contracts with AMIs and MVCs.  A substantial majority of our revenue for the nine months ended September 30, 2013 was generated under long-term, fee-based gas gathering agreements. We believe that long-term, fee-based gas gathering agreements enhance the stability of our cash flows by limiting our direct commodity price exposure.

  •
  Capital structure and financial flexibility.  At January 15, 2014, we had $591.0 million of indebtedness and $409.0 million of borrowing capacity available to us under our amended and restated revolving credit facility (the "revolving credit facility").

  •
  Experienced management team with proven record of asset acquisition, construction, development, operation and integration expertise.  Our executive management team has an average of 19 years of energy experience and a proven track record of identifying and consummating significant acquisitions in addition to partnering with major producers to construct and develop midstream energy infrastructure.

  •
  Relationships with large and committed financial sponsors.  Our Sponsors, Energy Capital Partners and GE Energy Financial Services, are experienced energy investors with proven track records of making substantial, long-term investments in high-quality energy assets. We believe the relationship with our Sponsors is a competitive advantage, as they bring not only significant financial and management experience, but also numerous relationships throughout the energy industry that we believe will continue to benefit us as we seek to grow our business.

Our Sponsors

        We were formed in 2009 by members of management and Energy Capital Partners, which together with its affiliated funds, is a private equity firm with over $11.0 billion in capital commitments that is focused on investing in North America's energy infrastructure. Energy Capital Partners has significant energy and financial expertise to complement its investment in us. As of December 31, 2013, Energy Capital Partners and its affiliated funds had 24 investment platforms with investments in the power generation, electric transmission, midstream natural gas and renewable sectors of the energy industry. In August 2011, Energy Capital Partners sold an interest in Summit Investments to GE Energy Financial Services. GE Energy Financial Services invests globally in essential, long-lived and capital-intensive energy assets. As of December 31, 2013, GE Energy Financial Services held approximately $18 billion in energy assets worldwide. GE Energy Financial Services has invested over $2 billion in midstream-related assets.

Our Principal Executive Offices

        Our principal executive offices are located at 2100 McKinney Avenue, Suite 1250, Dallas, Texas 75201, and our telephone number is (214) 242-1955. Our website is located at www.summitmidstream.com. We make available our periodic reports and other information filed with or furnished to the Securities and Exchange Commission, or SEC, free of charge through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference herein and does not constitute a part of this prospectus.

 The Exchange Offer

        On June 17, 2013, we completed a private offering of $300.0 million aggregate principal amount of our 7 1/2% Senior Notes due 2021, which we refer to in this prospectus as the "old notes." As part of that private offering, we entered into a registration rights agreement with the initial purchasers of the old notes in which we agreed, among other things, to deliver this prospectus to you and to use our commercially reasonable efforts to complete the exchange offer no later than 365 days after June 17, 2013. The following is a summary of the exchange offer.

Old notes	On June 17, 2013, we issued $300.0 million aggregate principal amount of 7 1/2% Senior Notes due 2021.
New notes

7 1/2% Senior Notes due 2021. The terms of the new notes are substantially identical to the terms of the old notes, except that the transfer restrictions, registration rights and provisions for additional interest relating to the old notes do not apply to the new notes. The new notes offered hereby, together with any old notes that remain outstanding after the completion of the exchange offer, will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The new notes will have a CUSIP number different from that of any old notes that remain outstanding after the completion of the exchange offer.

Exchange offer

We are offering to exchange up to $300.0 million aggregate principal amount of our new 7 1/2% Senior Notes due 2021 that have been registered under the Securities Act for an equal amount of our outstanding 7 1/2% Senior Notes due 2021 that have not been so registered to satisfy our obligations under the registration rights agreement that we entered into when we issued the old notes in a transaction exempt from registration under the Securities Act.

Expiration date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2014 unless we decide to extend it.
Conditions to the exchange offer

The registration rights agreement does not require us to accept old notes for exchange if the exchange offer, or the making of any exchange by a holder of the old notes, would violate any applicable law or policy of the SEC. The exchange offer is not conditioned on a minimum aggregate principal amount of old notes being tendered. Please read "Exchange Offer—Conditions to the Exchange Offer" for more information about the conditions to the exchange offer.

Procedures for tendering old notes

All of the old notes are held in book-entry form through the facilities of The Depository Trust Company, or "DTC." To participate in the exchange offer, you must follow the automatic tender offer program, or "ATOP," procedures established by DTC for tendering notes held in book-entry form. The ATOP procedures require that (i) the exchange agent receive, prior to the expiration date of the exchange offer, a computer generated message known as an "agent's message" that is transmitted through ATOP, and (ii) DTC confirm that:

• DTC has received your instructions to exchange your old notes, and
• you agree to be bound by the terms of the letter of transmittal in Annex A hereto.

For more information on tendering your old notes, please refer to the sections in this prospectus entitled "Exchange Offer—Terms of the Exchange Offer," "Exchange Offer—Procedures for Tendering" and "Description of New Notes—Book-Entry, Delivery and Form."

Guaranteed delivery procedures	None.
Withdrawal of tenders

You may withdraw your tender of old notes at any time prior to the expiration date. To withdraw, you must submit a notice of withdrawal to the exchange agent using ATOP procedures before 5:00 p.m., New York City time, on the expiration date of the exchange offer. Please refer to the section in this prospectus entitled "Exchange Offer—Withdrawal of Tenders."

Acceptance of old notes and delivery of new notes

If you fulfill all conditions required for proper acceptance of old notes, we will accept any and all old notes that you properly tender in the exchange offer on or before 5:00 p.m., New York City time, on the expiration date. We will return any old notes that we do not accept for exchange to you without expense promptly after the expiration date. Please refer to the section in this prospectus entitled "Exchange Offer—Terms of the Exchange Offer."

Fees and expenses	We will bear all expenses related to the exchange offer. Please read "Exchange Offer—Fees and Expenses."
Use of proceeds	The issuance of the new notes will not provide us with any new proceeds. We are making the exchange offer solely to satisfy our obligations under the registration rights agreement.

Consequences of failure to exchange old notes

If you do not exchange your old notes in the exchange offer, you will no longer be able to require us to register the old notes under the Securities Act, except in limited circumstances provided under the registration rights agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer the old notes unless we have registered the old notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

U.S. federal income tax consequences	The exchange of new notes for old notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. Please read "Material United States Federal Tax Consequences."
Exchange agent

We have appointed U.S. Bank National Association as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or the letter of transmittal to the exchange agent addressed as follows: By First Class Mail: U.S. Bank National Association, Attn: Specialized Finance, 60 Livingston Avenue—EP-MN-WS2N, St. Paul, MN 55107-2292 or By Courier or Overnight Delivery: U.S. Bank National Association, Attn: Specialized Finance, 111 Fillmore Avenue, St. Paul, MN 55107-1402. Eligible institutions may make requests for facsimile transmission at (651) 466-7372, Attn: Specialized Finance.

 Terms of the New Notes

        The new notes will be substantially identical to the terms of the old notes, except that the transfer restrictions, registration rights and provisions for additional interest relating to the old notes do not apply to the new notes. The new notes will evidence the same debt as the old notes, and the same indenture that governs the old notes will govern the new notes. We sometimes refer to the new notes and the old notes, collectively, as the "notes."

        The following summary contains basic information about the new notes and is not intended to be complete. It does not contain all information that may be important to you. For a more complete understanding of the new notes, please read "Description of New Notes."

Issuers	Summit Midstream Holdings, LLC and Summit Midstream Finance Corp.
Notes offered	$300.0 million principal amount of 7 1/2% Senior Notes due 2021.
Maturity date	July 1, 2021.
Interest rate	7.500% per year (calculated using a 360-day year).
Interest payment dates

Interest on the new notes will be payable semi-annually on January 1 and July 1 of each year. The initial interest payment on the new notes will include all accrued and unpaid interest on the old notes exchanged therefor.

Denominations	The new notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Guarantees	The new notes will be unconditionally guaranteed by SMLP (in such capacity, the "Parent Guarantor") and all of its existing and certain future subsidiaries (other than the Issuers).
Ranking	The new notes will be unsecured obligations of the Issuers and will:
• rank equally in right of payment with all of the Issuers' existing and future senior obligations;
• rank senior in right of payment to all of the Issuers' indebtedness and other obligations that are, by their terms, expressly subordinated in right of payment to the notes;

•

be effectively subordinated to all of the Issuers' existing and future secured indebtedness (including obligations under the revolving credit facility), to the extent of the value of the assets securing such indebtedness; and

• be structurally subordinated to all obligations of each of SMLP's future subsidiaries that is not a guarantor of the notes.
As of January 15, 2014, we had $591.0 million of senior indebtedness, including $291.0 million of secured indebtedness under the revolving credit facility, and no subordinated indebtedness.

Optional redemption	The issuers may, at their option, redeem some or all of the new notes at any time on or after July 1, 2016, at the redemption prices listed under "Description of New Notes—Optional Redemption."

Prior to such time, the Issuers may redeem the new notes at 100% of the principal amount thereof, plus the "applicable premium" and accrued and unpaid interest, if any, to the redemption date as described herein.

In addition, the Issuers may redeem up to 35% of the notes before July 1, 2016 in an amount not greater than the net cash proceeds from certain equity offerings, at a price equal to 107.500% of the aggregate principal amount of the notes plus accrued and unpaid interest, if any, to the redemption date as described herein.

Please read "Description of New Notes—Optional Redemption."
Change of control

If a change of control event occurs, each holder of new notes may require the Issuers to repurchase all or a portion of the holder's notes at a purchase price equal to 101% of the principal amount of the new notes, plus accrued interest, if any, to the date of settlement. Please read "Description of New Notes—Repurchase at the Option of Holders—Change of Control."

Certain covenants	The indenture governing the notes contains covenants that, among other things, limit our ability to:
• incur additional debt or issue preferred securities;
• make distributions, repurchase equity or redeem subordinated debt;
• make payments on subordinated indebtedness;
• create liens or other encumbrances;
• make investments, loans or other guarantees;
• sell or otherwise dispose of a portion of our assets;
• engage in transactions with affiliates; and
• make acquisitions or merge or consolidate with another entity.

However, many of these covenants will terminate if both Standard & Poor's Ratings Services and Moody's Investors Service Inc. assign the notes an investment grade rating and no default exists with respect to the notes. These covenants are subject to a number of important qualifications and exceptions which are described in the section "Description of New Notes—Certain Covenants."

Transfer restrictions

The new notes generally will be freely transferable, but will also be securities for which the public market may be limited. There can be no assurance as to the development, persistence or liquidity of any market for the new notes. We do not intend to apply for a listing of the new notes on any securities exchange or any automated dealer quotation system.

Form of new notes	The new notes will be represented initially by one or more global notes. Each global new note will be deposited with the trustee, as custodian for DTC.
Same-day settlement	The global new notes will be shown on, and transfers of the global new notes will be effected only through, records maintained in book-entry form by DTC and its direct and indirect participants.

The new notes are expected to trade in DTC's same day funds settlement system until maturity or redemption. Therefore, secondary market trading activity in the new notes will be settled in immediately available funds.

Trading	We do not expect to list the new notes for trading on any securities exchange.
Trustee, registrar and exchange agent	U.S. Bank National Association.
Governing law	The notes and the indenture relating to the notes are governed by, and will be construed in accordance with, the laws of the State of New York.
Risk factors

The new notes involve risks. Please see "Risk Factors" beginning on page 11 and the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2012, in each case as updated by our subsequent Quarterly Reports on Form 10-Q and current reports on Form 8-K, for a discussion of certain factors you should consider in evaluating an investment in the new notes.

RISK FACTORS

        Before deciding whether to participate in the exchange offer, you should consider carefully the risks and uncertainties described below and in Item 1A "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2012, in each case as updated by our subsequent Quarterly Reports on Form 10-Q and current reports on Form 8-K, together with all of the other information included in, or incorporated by reference into, this prospectus and, to the extent applicable, any subsequently filed reports when evaluating an investment in the new notes. If any of the risks discussed in the foregoing or in the documents incorporated by reference were to materialize, our business, financial condition, results of operations and cash flows could be materially adversely affected and you could lose all or part of your investment. Please also read "Forward-Looking Statements."

 Risks Related to the Exchange Offer

         If you fail to exchange old notes, existing transfer restrictions will remain in effect, and the market value of old notes may be adversely affected because they may be more difficult to sell.

        If you fail to exchange old notes for new notes in the exchange offer, then you will continue to be subject to the existing transfer restrictions on the old notes. In general, the old notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except in connection with this exchange offer or as required by the registration rights agreement, we do not intend to register resales of the old notes.

        The tender of old notes in the exchange offer will reduce the principal amount of the currently outstanding old notes. Due to the corresponding reduction in liquidity, this may have an adverse effect upon, and increase the volatility of, the market price of any currently outstanding old notes that you continue to hold following the completion of the exchange offer.

Risks Related to Our Indebtedness and the Notes

         We have a holding company structure in which our subsidiaries conduct our operations and own our operating assets.

        We are a holding company, and our operating subsidiaries conduct all of our operations and own all of our operating assets. We have no significant assets other than our interest in our operating subsidiaries. As a result, our ability to make required payments on the notes depends on the performance of our operating subsidiaries and their ability to distribute funds to us. The ability of our subsidiaries to make distributions to us may be restricted by, among other things, the revolving credit facility and applicable state limited liability company laws and other laws and regulations. If we are unable to obtain the funds necessary to pay the principal amount at maturity of the notes, or to repurchase the notes upon the occurrence of a change of control, we may be required to adopt one or more alternatives, such as a refinancing of the notes or a sale of assets. We may not be able to refinance the notes or sell assets on acceptable terms, or at all.

         Our substantial debt could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes.

        We currently have a substantial amount of indebtedness. As of January 15, 2014, we had total debt of approximately $591.0 million, and we had $409.0 million of remaining borrowing capacity under the revolving credit facility. In addition, we may also incur additional indebtedness in the future. Specifically, our high level of debt could have important consequences to the holders of the notes, including the following:

  •
  making it more difficult for us to satisfy our obligations with respect to the notes and our other debt;

  •
  limiting our ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions or other general partnership requirements;

  •
  requiring a substantial portion of our cash flows to be dedicated to debt service payments instead of other purposes;

  •
  increasing our vulnerability to general adverse economic and industry conditions;

  •
  limiting our flexibility in planning for and reacting to changes in our business and the industries in which we compete;

  •
  placing us at a disadvantage compared to other, less leveraged competitors; and

  •
  increasing our cost of borrowing.

         Despite our current level of indebtedness, the indenture will permit us and our subsidiaries to incur substantially more indebtedness. This could further increase the risks associated with our substantial indebtedness.

        We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of our indenture will not prohibit us or our subsidiaries from doing so. If we incur any additional indebtedness that ranks equally with the notes and the guarantees, the holders of that indebtedness will be entitled to share ratably with the notes offered hereby and the related guarantees in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us. This may have the effect of reducing the amount of any proceeds paid to you. If new indebtedness is added to our current debt levels, the related risks that we and our subsidiaries now face could intensify.

         We may be unable to service our indebtedness, including the notes.

        Our ability to make scheduled payments on and to refinance our indebtedness, including the notes and our revolving credit facility, which matures in November 2018, depends on and is subject to our financial and operating performance, which in turn is affected by general and regional economic, financial, competitive, business and other factors beyond our control, including the availability of financing in the banking and capital markets. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to service our debt, including the notes, to refinance our debt or to fund our other liquidity needs. If we are unable to meet our debt obligations or to fund our other liquidity needs, we will need to restructure or refinance all or a portion of our debt, including the notes, which could cause us to default on our debt obligations and impair our liquidity. Any refinancing of our indebtedness could be at higher interest rates and may require us to comply with more onerous covenants which could further restrict our business operations.

         The notes and the guarantees will be unsecured and effectively subordinated to our and the guarantors' existing and future secured indebtedness.

        The notes and the guarantees will be general unsecured obligations ranking effectively junior in right of payment to all of the Issuers' existing and future secured indebtedness and that of each guarantor (to the extent of the value of the assets securing such indebtedness). Additionally, the indenture governing the notes permits us to incur additional secured indebtedness in the future. As of January 15, 2014, we had $591.0 million of debt outstanding, $291.0 million of which was secured indebtedness under the revolving credit facility, and we had $409.0 million of remaining borrowing capacity under our revolving facility. In the event that either of the Issuers or a guarantor is declared bankrupt, becomes insolvent or is liquidated or reorganized, any indebtedness that ranks ahead of the notes and the guarantees will be entitled to be paid in full from the Issuers' assets or the assets of the guarantor, as applicable, before any payment may be made with respect to the notes or the affected guarantees. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events or in the event of the liquidation, dissolution, reorganization, bankruptcy or similar proceeding of the business of a non-guarantor subsidiary, as described below, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of the notes may receive less, ratably, than holders of secured indebtedness.

         The notes will be structurally subordinated to all liabilities of any future non-guarantor subsidiaries.

        The notes will be structurally subordinated to the indebtedness and other liabilities of any of our future subsidiaries that do not guarantee the notes. Any such non-guarantor subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any amounts due pursuant to the notes, or to make any funds available therefor, whether by loans, distributions or other payments. Any right that we or the subsidiary guarantors have to receive any assets of any such non-guarantor subsidiaries upon the liquidation or reorganization of those subsidiaries, and the consequent rights of holders of notes to realize proceeds from the sale of any of those subsidiaries' assets, will be effectively subordinated to the claims of those subsidiaries' creditors, including trade creditors and holders of preferred equity interests of those subsidiaries. Accordingly, in the event of a bankruptcy, liquidation or reorganization of any such non-guarantor subsidiaries, these non-guarantor subsidiaries will pay the holders of their debts, holders of preferred equity interests and their trade creditors before they will be able to distribute any of their assets to us.

         Certain restrictive covenants in the indenture governing the notes will be suspended if such notes achieve investment grade ratings.

        Most of the restrictive covenants in the indenture governing the notes will not apply for so long as the notes achieve investment grade ratings from Moody's Investors Service, Inc. and Standard & Poor's Rating Services, and no default or event of default has occurred. If these restrictive covenants cease to apply, we may take actions, such as incurring additional debt or making certain dividends or distributions that would otherwise be prohibited under the indenture. Ratings are given by these rating agencies based upon analyses that include many subjective factors. We cannot assure you that the notes will achieve investment grade ratings, nor can we assure you that investment grade ratings, if granted, will reflect all of the factors that would be important to holders of the notes.

         Our revolving credit facility and the indenture governing the notes impose significant operating and financial restrictions on us and our subsidiaries, which may prevent us from capitalizing on business opportunities.

        Our revolving credit facility and the indenture governing the notes impose significant operating and financial restrictions on us. Our ability to borrow under our revolving credit facility is subject to compliance with certain financial covenants, including leverage and interest coverage ratios. These restrictions will limit our ability, among other things, to:

  •
  incur additional indebtedness or enter into sale and leaseback obligations or issue preferred securities;

  •
  make certain distributions or repurchase our equity interests or redeem or repurchase subordinated debt;

  •
  make certain capital expenditures;

  •
  make certain investments or other restricted payments;

  •
  place restrictions on the ability of our restricted subsidiaries to pay dividends or make other payments to us;

  •
  engage in transactions with affiliates;

  •
  consolidate, merge or transfer all or substantially all of our assets;

  •
  guarantee indebtedness;

  •
  create or incur liens;

  •
  create unrestricted subsidiaries; and

  •
  create additional non-guarantor subsidiaries.

        Please read "Description of Other Indebtedness." As a result of these covenants and restrictions, we will be limited in how we conduct our business and we may be unable to raise additional debt or equity financing to compete effectively or to take advantage of new business opportunities. The terms of any future indebtedness we may incur could include more restrictive covenants. We cannot assure you that we will be able to maintain compliance with these covenants in the future and, if we fail to do so, that we will be able to obtain waivers from the lenders and/or amend the covenants. A breach of any of these covenants or other provisions in our debt agreements could result in an event of default, which if not cured or waived, could result in such debt becoming immediately due and payable. This, in turn, could cause our other debt to become due and payable as a result of cross-acceleration provisions contained in the agreements governing such other debt. In the event that some or all of our debt is accelerated and becomes immediately due and payable or we are unable to refinance our revolving credit facility at its maturity, we may not have the funds to repay, or the ability to refinance, such debt. Additionally, our revolving credit facility is secured by substantially all of our assets, and if we are unable to satisfy our obligations thereunder, the lenders could seek to foreclose on our assets.

         Federal and state statutes allow courts, under specific circumstances, to void subsidiary guarantees and require noteholders to return payments received from subsidiary guarantors.

        Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a subsidiary's guarantee of the notes could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that subsidiary guarantor, if, among other things, the subsidiary guarantor, at the time it incurred the debt evidenced by its guarantee:

  •
  received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee;

  •
  was insolvent or rendered insolvent by reason of such incurrence;

  •
  was engaged in a business or transaction for which the subsidiary guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

        In addition, any payment by that subsidiary guarantor pursuant to its guarantee could be voided and required to be returned to the subsidiary guarantor, or to a fund for the benefit of our creditors or the creditors of the subsidiary guarantor.

        The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a subsidiary guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

  •
  if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        On the basis of historical financial information, recent operating history and other factors, we believe that each subsidiary guarantor, after giving effect to its guarantee of the notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

         We may not have the funds necessary to finance the repurchase of the notes in connection with a change of control offer required by the indenture.

        Upon the occurrence of specific kinds of change of control events, the indenture governing the notes will require the Issuers to make an offer to repurchase all such notes at 101% of the principal amount thereof, plus accrued and unpaid interest (and liquidated damages, if any) to the date of repurchase. However, it is possible that we will not have sufficient funds, or the ability to raise sufficient funds, at the time of the change of control to make the required repurchase of the notes. In addition, restrictions under the revolving credit facility may not allow us to make such a repurchase upon a change of control. If we could not refinance the revolving credit facility or otherwise obtain a waiver from the holders of such debt, we would be prohibited from repurchasing the notes, which would constitute an event of default under the indenture. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a "Change of Control" under the indenture. Because the definition of change of control under our revolving credit facility will differ from that under the indenture, there may be a change of control and resulting default under our revolving credit facility at a time when no change of control has occurred under the indenture. Please read "Description of New Notes—Repurchase at the Option of Holders—Change of Control."

         Your ability to transfer the notes may be limited by the absence of a trading market.

        There is no organized trading market for the notes. We do not currently intend to apply for listing of the notes on any securities exchange or stock market. Although the initial purchasers informed us, when the old notes were issued, that they intended to make a market in the notes, they are not obligated to do so. In addition, they may discontinue any such market making at any time without notice. The liquidity of any market for the notes will depend on the number of holders of those notes, the interest of securities dealers in making a market in those notes and other factors. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. Historically, the market for noninvestment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. We cannot assure you that the market, if any, for the notes will be free from similar disruptions. Any such disruption may adversely affect the holders of the notes.

        Future trading prices of the notes will depend on many factors, including:

  •
  our subsidiaries' operating performance and financial condition;

  •
  our ability to complete the offer to exchange the new notes for the old notes;

  •
  the interest of the securities dealers in making a market in the notes; and

  •
  the market for similar securities.

 USE OF PROCEEDS

        The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the new notes in the exchange offer. In consideration for issuing the new notes as contemplated by this prospectus, we will receive old notes in a like principal amount. The terms of the new notes are substantially identical to the terms of the old notes, except that the transfer restrictions, registration rights and provisions for additional interest relating to the old notes do not apply to the new notes. Old notes surrendered in exchange for the new notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the new notes will not result in any change in our outstanding indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the periods indicated on a consolidated historical basis. For purposes of computing the ratio of earnings to fixed charges, "earnings" are defined as income before taxes plus fixed charges less capitalized interest. "Fixed charges" consist of interest expensed and capitalized, amortization of deferred loan costs and an estimate of interest within rent expense.

							Predecessor to Summit Midstream Partners, LP
					Period From September 3, 2009 to December 31, 2009		Period From January 1, 2009 to September 3, 2009
		Years Ended December 31,
	Nine Months Ended September 30, 2013
		2012	2011	2010
Ratio of Earnings to Fixed Charges	2.68x	3.51x	6.36x	119.51x	(732.22)x	(1)	(2.36)x	(2)

(1)
The ratio of earnings to fixed charges was less than 1:1 for the period from September 3, 2009 to December 31, 2009. In order to achieve a ratio of earnings to fixed charges of 1:1, we would have had to generate an additional $6.6 million of earnings for the period from September 3, 2009 to December 31, 2009.

(2)
The ratio of earnings to fixed charges was less than 1:1 for the period from January 1, 2009 to September 3, 2009. In order to achieve a ratio of earnings to fixed charges of 1:1, we would have had to generate an additional $0.8 million of earnings for the period from January 1, 2009 to September 3, 2009.

 EXCHANGE OFFER

        We sold the old notes on June 17, 2013 pursuant to that certain purchase agreement, dated as of June 12, 2013, by and among Summit Holdings, Finance Corp., Summit Midstream GP, LLC, SMLP, the guarantors named therein and the initial purchasers named therein. The old notes were subsequently offered by the initial purchasers to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons pursuant to Regulation S under the Securities Act.

Purpose of the Exchange Offer

        We sold the old notes in transactions that were exempt from or not subject to the registration requirements under the Securities Act. Accordingly, the old notes are subject to transfer restrictions. In general, you may not offer or sell the old notes unless either they are registered under the Securities Act or the offer or sale is exempt from, or not subject to, registration under the Securities Act and applicable state securities laws.

        In connection with the sale of the old notes, we entered into a registration rights agreement with the initial purchasers of the old notes. In that agreement, we agreed to use our commercially reasonable efforts to file an exchange offer registration statement after the closing date following the offering of the old notes. Now, to satisfy our obligations under the registration rights agreement, we are offering holders of the old notes, who are able to make certain representations described below, the opportunity to exchange their old notes for the new notes in the exchange offer. The exchange offer will be open for a period of at least 20 full business days. During the exchange offer period, we will exchange the new notes for all old notes properly surrendered and not withdrawn before the expiration date. The new notes will be registered under the Securities Act, and the transfer restrictions, registration rights and provisions for additional interest relating to the old notes will not apply to the new notes.

Resale of New Notes

        Based on no-action letters of the staff of the SEC issued to third parties, we believe that new notes may be offered for resale, resold and otherwise transferred by you without further compliance with the registration and prospectus delivery provisions of the Securities Act if:

  •
  you are not an "affiliate" of ours within the meaning of Rule 405 under the Securities Act;

  •
  such new notes are acquired in the ordinary course of your business; and

  •
  you do not intend to participate in a distribution of the new notes.

        The staff of the SEC, however, has not considered the exchange offer for the new notes in the context of a no-action letter, and the staff of the SEC may not make a similar determination as in the no-action letters issued to these third parties.

        If you tender in the exchange offer with the intention of participating in any manner in a distribution of the new notes, you:

  •
  cannot rely on such interpretations by the staff of the SEC; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

        Unless an exemption from registration is otherwise available, any securityholder intending to distribute new notes should be covered by an effective registration statement under the Securities Act. The registration statement should contain the selling securityholder's information required by Item 507 or 508, as applicable, of Regulation S-K under the Securities Act.

        This prospectus may be used for an offer to resell, resale or other transfer of new notes only as specifically described in this prospectus. If you are a broker-dealer, you may participate in the exchange offer only if you acquired the old notes as a result of market-making activities or other trading activities. Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge by way of the letter of transmittal that it will deliver this prospectus in connection with any resale of the new notes. Please read the section captioned "Plan of Distribution" for more details regarding the transfer of new notes.

Terms of the Exchange Offer

        Subject to the terms and conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any old notes properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue new notes in principal amount equal to the principal amount of old notes surrendered in the exchange offer. Old notes may be tendered only for new notes and only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. We will deliver the new notes promptly after the expiration date of the exchange offer.

        The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered in the exchange offer.

        As of the date of this prospectus, $300,000,000 in aggregate principal amount of 7 1/2% Senior Notes due 2021 representing old notes are outstanding. This prospectus is being sent to DTC, the sole registered holder of the old notes, and to all persons that we can identify as beneficial owners of the old notes. There will be no fixed record date for determining registered holders of old notes entitled to participate in the exchange offer.

        We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, or the "Exchange Act," and the rules and regulations of the SEC. Old notes whose holders do not tender for exchange in the exchange offer will remain outstanding and continue to accrue interest. These old notes will be entitled to the rights and benefits such holders have under the indenture relating to the notes and the registration rights agreement.

        We will be deemed to have accepted for exchange properly tendered old notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.

        If you tender old notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the letter of transmittal, transfer taxes with respect to the exchange of old notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. Please read "—Fees and Expenses" for more details regarding fees and expenses incurred in connection with the exchange offer.

        We will return any old notes that we do not accept for exchange for any reason without expense to their tendering holders promptly after the expiration or termination of the exchange offer.

Expiration Date

        The exchange offer will expire at 5:00 p.m., New York City time, on                        , 2014, unless, in our sole discretion, we extend it.

Extensions, Delays in Acceptance, Termination or Amendment

        We expressly reserve the right, at any time or various times, to extend the period of time during which the exchange offer is open. We may delay acceptance of any old notes by giving oral or written notice of such extension to their holders at any time until the exchange offer expires or terminates. During any such extensions, all old notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

        To extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify the holders of old notes of the extension via a press release issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

        If any of the conditions described below under "—Conditions to the Exchange Offer" have not been satisfied, we reserve the right, in our sole discretion

  •
  to extend the exchange offer,

  •
  to delay accepting for exchange any old notes, or

  •
  to terminate the exchange offer,

by giving oral or written notice of such delay, extension or termination to the exchange agent. Subject to the terms of the registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.

        Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to holders of the old notes. Any notice relating to the extension of the exchange offer will disclose the number of securities tendered as of the date of the notice, as required by Rule 14e-1(d) under the Exchange Act. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The prospectus supplement will be distributed to holders of the old notes. Depending upon the significance of the amendment and the manner of disclosure to holders, we will extend the exchange offer if it would otherwise expire during such period. If an amendment constitutes a material change to the exchange offer, including the waiver of a material condition, we will extend the exchange offer, if necessary, to remain open for at least five business days after the date of the amendment. In the event of any increase or decrease in the consideration we are offering for the old notes or in the percentage of old notes being sought by us, we will extend the exchange offer to remain open for at least 10 business days after the date we provide notice of such increase or decrease to the registered holders of old notes.

        If we delay accepting any old notes or terminate the exchange offer, we will promptly pay the consideration offered, or return any old notes deposited, pursuant to the exchange offer as required by Rule 14e-1(c).

Conditions to the Exchange Offer

        We will not be required to accept for exchange, or exchange any new notes for, any old notes if the exchange offer, or the making of any exchange by a holder of old notes, would violate applicable law or policy of the staff of the SEC. Similarly, we may terminate the exchange offer as provided in this prospectus before expiration of the offer in the event of such a potential violation.

        We will not be obligated to accept for exchange the old notes of any holder that has not made to us the representations described under "—Procedures for Tendering" and "Plan of Distribution" and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to allow us to use an appropriate form to register the new notes under the Securities Act.

        Additionally, we will not accept for exchange any old notes tendered, and will not issue new notes in exchange for any such old notes, if at such time any stop order has been threatened or is in effect with respect to the exchange offer registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

        We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable.

        These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times prior to the expiration of the exchange offer in our sole discretion. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration of the exchange offer.

Procedures for Tendering

        To participate in the exchange offer, you must properly tender your old notes to the exchange agent as described below. We will only issue new notes in exchange for old notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the old notes, and you should follow carefully the instructions on how to tender your old notes. It is your responsibility to properly tender your old notes. We have the right to waive any defects. However, we are not required to waive defects, and neither we nor the exchange agent is required to notify you of any defects in your tender.

        If you have any questions or need help in exchanging your old notes, please call the exchange agent whose address and phone number are described in the letter of transmittal included as Annex A to this prospectus.

        All of the old notes were issued in book-entry form, and all of the old notes are currently represented by global certificates registered in the name of Cede & Co., the nominee of DTC. We have confirmed with DTC that the old notes may be tendered using ATOP. The exchange agent will establish an account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer, and DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their old notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an "agent's message" to the exchange agent. The agent's message will state that DTC has received instructions from the participant to tender old notes and that the participant agrees to be bound by the terms of the letter of transmittal.

        By using the ATOP procedures to exchange old notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.

        There is no procedure for guaranteed late delivery of the old notes.

        Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. Please read "Plan of Distribution."

        Determinations in the Exchange Offer.    We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered old notes and withdrawal of tendered old notes. Our determination will be final and binding on all parties. We reserve the absolute right to reject any old notes not properly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of old notes will not be deemed made until such defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder promptly upon expiration or termination of the exchange offer.

        When We Will Issue New Notes.    In all cases, we will issue new notes for old notes that we have accepted for exchange in the exchange offer only after the exchange agent receives, prior to 5:00 p.m., New York City time, on the expiration date:

  •
  a book-entry confirmation of such old notes into the exchange agent's account at DTC; and

  •
  a properly transmitted agent's message.

        Return of Old Notes Not Accepted or Exchanged.    If we do not accept any tendered old notes for exchange or if old notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged old notes will be returned without expense to their tendering holder. Such non-exchanged old notes will be credited to an account maintained with DTC. These actions will occur promptly upon the expiration or termination of the exchange offer.

        Your Representations to Us.    By agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

  •
  any new notes that you receive will be acquired in the ordinary course of your business;

  •
  you have not engaged in and have no intent to engage in (nor have you entered into any arrangement or understanding with any person or entity to participate in) a distribution of the new notes in violation of the provisions of the Securities Act;

  •
  you are not an "affiliate" (within the meaning of Rule 405 under the Securities Act) of Summit Holdings, Finance Corp. or the guarantors; and

  •
  if you are a broker-dealer that will receive new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, then you will deliver a prospectus (or to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of the new notes.

Withdrawal of Tenders

        Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. For a withdrawal to be effective you must comply with the appropriate ATOP procedures. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn old notes and otherwise comply with the ATOP procedures.

        We will determine all questions as to the validity, form, eligibility and time of receipt of a notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

        Any old notes that have been tendered for exchange but that are not exchanged for any reason will be credited to an account maintained with DTC for the old notes. This return or crediting will take place promptly upon withdrawal, rejection of tender, expiration or termination of the exchange offer. You may retender properly withdrawn old notes by following the procedures described under "—Procedures for Tendering" above at any time on or prior to the expiration date of the exchange offer.

Fees and Expenses

        We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by e-mail, telephone or in person by our officers and regular employees and those of our affiliates.

        We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

        We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

  •
  SEC registration fees;

  •
  fees and expenses of the exchange agent and trustee;

  •
  accounting and legal fees and printing costs; and

  •
  related fees and expenses.

Transfer Taxes

        We will pay all transfer taxes, if any, applicable to the exchange of old notes in the exchange offer. Each tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of old notes in the exchange offer.

Consequences of Failure to Exchange

        If you do not exchange your old notes for new notes in the exchange offer, the old notes you hold will remain outstanding and continue to accrue interest, but will continue to be subject to the existing restrictions on transfer. In general, you may not offer or sell the old notes except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. After the expiration of this exchange offer, we do not intend to register old notes under the Securities Act unless the registration rights agreement requires us to do so.

Accounting Treatment

        We will record the new notes in our accounting records at the same carrying value as the old notes. This carrying value is the aggregate principal amount of the old notes, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer, other than the recognition of the fees and expenses of the offering as stated under "—Fees and Expenses."

Other

        Participation in the exchange offer is voluntary, and you should consider carefully whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

        We may in the future seek to acquire untendered old notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered old notes.

DESCRIPTION OF OTHER INDEBTEDNESS

Revolving Credit Facility

        Summit Holdings' revolving credit facility (i) has a borrowing capacity of $700 million, (ii) matures in November 2018 and (iii) has an accordion feature to increase borrowing capacity up to $200 million. As of January 15, 2014, we had total debt of approximately $591.0 million, and we had $409.0 million of remaining borrowing capacity under the revolving credit facility. The revolving credit facility is secured by the membership interests of Summit Holdings and those of its subsidiaries. Substantially all of Summit Holdings' and its subsidiaries' assets are pledged as collateral under the revolving credit facility. The facility, and Summit Holdings' obligations, are guaranteed by SMLP and each of its subsidiaries. At our option, borrowings under the revolving credit facility bear interest at a variable rate per annum equal to either (i) the London InterBank Offered Rate plus the applicable margins ranging from 1.75% to 2.75% or (ii) a base rate plus the applicable margins ranging from 0.75% to 1.75%.

        The revolving credit facility contains affirmative and negative covenants customary for credit facilities of its size and nature, that, among other things, limit or restrict Summit Holdings' ability (as well as the ability of its subsidiaries) to:

  •
  permit the ratio of our trailing 12-month EBITDA to our consolidated cash interest charges as of the end of any fiscal quarter to be less than 2.50 to 1.00;

  •
  permit the ratio of our consolidated net debt to trailing 12-month EBITDA on the last day of any quarter to be above 5.00 to 1.00 (or 5.50 to 1.00 if we have made certain business acquisitions);

  •
  incur any additional debt, subject to customary exceptions for certain permitted additional debt, or incur liens on assets, subject to customary exceptions for permitted liens;

  •
  make any investments, subject to customary exceptions for certain permitted investments;

  •
  engage in certain mergers, consolidations, sales of assets or acquisitions, subject to customary exceptions for permitted transactions of such types;

  •
  pay dividends or make cash distributions, provided that it may make quarterly distributions to SMLP, so long as no default or event of default under the amended and restated credit agreement then exists or would result therefrom, and subject to compliance (on both a pro forma basis and after giving effect to the making of such distribution) with our financial performance covenants under the amended and restated credit agreement;

  •
  enter into any swap agreements or power purchase agreements, subject to customary exceptions, such as the entry into swap agreements and power purchase agreements in the ordinary course of business; and

  •
  enter into leases that would cumulatively obligate payments in excess of $30.0 million over any 12-month period.

        As of September 30, 2013, we were in compliance with the financial and other covenants in our revolving credit facility.

        The revolving credit facility also contains events of default customary for credit facilities of its size and nature, including, but not limited to:

  •
  events of default resulting from our failure to comply with covenants;

  •
  the occurrence of a change of control of SMLP's general partner;

  •
  the institution of insolvency or similar proceedings against us;

  •
  the occurrence of a default under any other material indebtedness we may have; and

  •
  the termination of any one or more or our gas gathering agreements accounting for 25% or more of our revenue that results in a material adverse effect (as defined in the amended and restated credit agreement) and for which a replacement gas gathering agreement with substantially similar terms is not entered into within 30 days after such termination.

        Upon the occurrence of an event of default, subject to the terms and conditions of the revolving credit facility, the lenders may, in addition to exercising other remedies, declare any outstanding principal and any accrued and unpaid interest to be immediately due and payable. There have been no defaults on the revolving credit facility.

DESCRIPTION OF NEW NOTES

        We are offering to exchange up to $300,000,000 aggregate principal amount of our new 7 1/2% Senior Notes due 2021, which have been registered under the Securities Act, referred to in this prospectus as the "new notes," for any and all of our outstanding unregistered 7 1/2% Senior Notes due 2021, referred to in this prospectus as the "old notes." We issued the old notes on June 17, 2013 in a transaction exempt from registration under the Securities Act. We are offering you new notes in exchange for old notes in order to satisfy our registration obligations from that previous transaction. The new notes will be treated as a single class with any old notes that remain outstanding after the completion of the exchange offer. The new notes will be issued, and the old notes are outstanding, under an indenture dated as of June 17, 2013, among Summit Midstream Holdings, LLC and Summit Midstream Finance Corp., as issuers, the Guarantors (as defined below) party thereto and U.S. Bank National Association, as trustee, as supplemented and amended. You can find the definition of various terms used in this Description of New Notes under "—Certain Definitions" below.

        This Description of New Notes is intended to be a useful overview of the material provisions of the notes, the guarantees and the indenture. Since this Description of New Notes is only a summary, you should refer to the indenture which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of our obligations and your rights.

        In this description, the term "Company" refers only to Summit Midstream Holdings, LLC and not to any of its subsidiaries, the term "Finance Corp." refers to Summit Midstream Finance Corp., the term "Parent" refers only to Summit Midstream Partners, LP and not to any of its subsidiaries and the term "Issuers" refers to the Company and Finance Corp. The term "notes" in this section of the prospectus includes both the old notes issued on June 17, 2013 and the new notes, unless the context otherwise requires.

        If the exchange offer is consummated, Holders of old notes who do not exchange their old notes for new notes will vote together with the Holders of the new notes for all relevant purposes under the indenture. In that regard, the indenture requires that certain actions by the Holders under the indenture (including acceleration after an Event of Default) must be taken, and certain rights must be exercised, by Holders of specified minimum percentages of the aggregate principal amount of all outstanding notes issued under the indenture. In determining whether Holders of the requisite percentage in aggregate principal amount of notes have given any notice, consent or waiver or taken any other action permitted under the indenture, any old notes that remain outstanding after the exchange offer will be aggregated with the new notes, and the Holders of these old notes and new notes will vote together as a single class for all such purposes. Accordingly, all references in this Description of New Notes to specified percentages in aggregate principal amount of the outstanding notes mean, at any time after the exchange offer for the old notes is consummated, such percentage in aggregate principal amount of such old notes and the new notes then outstanding.

        The registered Holder of a note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the indenture.

Brief Description of the Notes and the Guarantees

        The Notes.    The notes are:

  •
  general unsecured obligations of the Issuers;

  •
  equal in right of payment with all existing and future Senior Debt (as defined below) of either of the Issuers; and

  •
  unconditionally guaranteed by the Guarantors on a senior unsecured basis.

        The Guarantees.    Currently, the notes are guaranteed by the Parent and all of the Parent's existing Subsidiaries (other than the Company and Finance Corp.) (the "Subsidiary Guarantors" and, together with the Parent, the "Guarantors").

        Each guarantee of the notes is:

  •
  a general unsecured obligation of the Guarantor; and

  •
  equal in right of payment with all existing and future Senior Debt of that Guarantor.

        As of January 15, 2014, the Company and the Guarantors had:

  •
  total Senior Debt of approximately $591.0 million, consisting of the notes and approximately $291.0 million of secured Senior Debt outstanding under the Credit Agreement; and

  •
  no Indebtedness contractually subordinated to the notes or the guarantees, as applicable.

        The indenture permits the Parent and its Restricted Subsidiaries to incur additional Indebtedness, including additional secured Indebtedness.

        Currently, all of the Parent's existing subsidiaries (other than the Company and Finance Corp.) have fully and unconditionally guaranteed the notes. However, in the future, certain of the Parent's newly created or acquired Subsidiaries may not guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay current outstanding obligations to the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Issuers.

        Currently, all of the Parent's Subsidiaries are "Restricted Subsidiaries." However, under the circumstances described below under the subheading "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries," the Parent will be permitted to designate certain of its Subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. Our Unrestricted Subsidiaries will not guarantee the notes.

Principal, Maturity and Interest

        The Issuers issued the old notes with an initial maximum aggregate principal amount of $300.0 million. In addition to the new notes offered hereby and the old notes, the Issuers may issue additional notes from time to time, provided that the additional notes are fungible with the notes for U.S. federal income tax purposes so that such additional notes will trade as part of a single class with the initial notes. Any offering of additional notes is subject to the covenant described below under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Securities." Any old notes remaining outstanding after the completion of the exchange offer and any additional notes subsequently issued under the indenture, together with all new notes, will be treated as a single class for all purposes under the indenture, including, without limitation, for waivers, amendments and offers to purchase. The Issuers will issue notes in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The notes will mature on July 1, 2021.

        Interest on the notes accrues at the rate of 7.500% per annum, and is payable semi-annually in arrears on January 1 and July 1, commencing on January 1, 2014. The Issuers will make each interest payment to the Holders of record on the December 15 and June 15 immediately preceding each interest payment date.

        In the case of the new notes, all interest accrued on the old notes from the original issue date, June 17, 2013, will be treated as having accrued on the new notes that are issued in exchange for the old notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

        If a Holder has given wire transfer instructions to the Issuers, the Issuers will pay all principal, interest and premium, if any, on that Holder's notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Issuers elect to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Paying Agent and Registrar for the Notes

        The trustee is currently acting as paying agent and registrar. The Issuers may change the paying agent or registrar without prior notice to the Holders of the notes, and the Parent or any of its Restricted Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

        A Holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. No service charge will be imposed by the Issuers, the trustee or the registrar for any registration of transfer or exchange of notes, but Holders will be required to pay all taxes due on transfer. The Issuers are not required to transfer or exchange any note selected for redemption. Also, the Issuers are not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Guarantees

        The Parent and all of the Parent's existing Subsidiaries (excluding the Company and Finance Corp.) have guaranteed the old notes on a senior unsecured basis, and they will guarantee the new notes on the same basis. In the future, the Restricted Subsidiaries of the Parent will be required to guarantee the notes under the circumstances described under "—Certain Covenants—Additional Subsidiary Guarantees." The Guarantors have fully and unconditionally and jointly and severally guaranteed the notes. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors—Risks Related to Our Indebtedness and the Notes—Federal and state statutes allow courts, under specific circumstances, to void subsidiary guarantees and require noteholders to return payments received from subsidiary guarantors."

        A Subsidiary Guarantor may not sell or otherwise dispose of all or substantially all of its properties or assets to, or consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another Person, other than the Parent, the Company or another Subsidiary Guarantor, unless:

  (1)
  immediately after giving effect to such transaction, no Default or Event of Default exists; and

  (2)
  either:

  (a)
  the Person acquiring the properties or assets in any such sale or other disposition or the Person formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) unconditionally assumes, pursuant to a supplemental indenture substantially in the form specified in the indenture, all the obligations of that Subsidiary Guarantor under the notes, the indenture and its Guarantee on terms set forth therein; or

  (b)
  such sale or other disposition does not violate the "Asset Sales" provisions of the indenture.

        The Guarantee of a Subsidiary Guarantor will be automatically released:

  (1)
  in connection with any sale or other disposition of all or substantially all of the properties or assets of that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Parent, if the sale or other disposition does not violate the "Asset Sales" provisions of the indenture;

  (2)
  in connection with any sale or other disposition of the Capital Stock of that Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Parent, if the sale or other disposition does not violate the "Asset Sales" provisions of the indenture and the Subsidiary Guarantor ceases to be a Restricted Subsidiary of the Parent as a result of such sale or other disposition;

  (3)
  if the Parent designates any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture;

  (4)
  upon Legal Defeasance or Covenant Defeasance as described below under the caption "—Legal Defeasance and Covenant Defeasance" or upon satisfaction and discharge of the indenture as described below under the caption "—Satisfaction and Discharge"; or

  (5)
  at such time as such Subsidiary Guarantor ceases to guarantee any Indebtedness the Parent, either Issuer or any other Subsidiary Guarantor under any Credit Facility.

Optional Redemption

        At any time prior to July 1, 2016, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of the notes issued under the indenture at a redemption price of 107.500% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), in an amount not greater than the net cash proceeds of one or more Equity Offerings by the Parent, provided that:

  (1)
  at least 65% of the aggregate principal amount of the notes issued under the indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by the Parent and its Subsidiaries); and

  (2)
  the redemption occurs within 120 days of the date of the closing of each such Equity Offering.

        On and after July 1, 2016, the Issuers may redeem all or a part of the notes at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the notes redeemed to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the twelve-month period beginning on July 1 of the years indicated below:

Year	Percentages
2016	105.625%
2017	103.750%
2018	101.875%
2019 and thereafter	100.000%

        Prior to July 1, 2016, the Issuers may redeem all or part of the notes at a redemption price equal to the sum of:

  (1)
  the principal amount thereof, plus

  (2)
  the Make Whole Premium at the redemption date,

plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

Selection and Notice

        If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption on a pro rata basis (or, in the case of notes issued in global form as discussed under "—Book-Entry, Delivery and Form," based on a method as DTC, in New York, New York, or its nominee or successor may require or, where such nominee or successor is the trustee, a method that most nearly approximates pro rata selection as the trustee deems fair and appropriate unless otherwise required by law) unless otherwise required by law or applicable stock exchange or depositary requirements.

        No notes of $2,000 or less can be redeemed in part. Notices of optional redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address, except that optional redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional, except that any redemption pursuant to the first paragraph under "—Optional Redemption," may, at the Company's discretion, be subject to completion of the related Equity Offering.

        If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Mandatory Redemption

        Except as set forth below under "—Repurchase at the Option of Holders," neither of the Issuers is required to make mandatory redemption or sinking fund payments with respect to the notes or to repurchase the notes at the option of the Holders.

Repurchase at the Option of Holders

  Change of Control

        If a Change of Control occurs, unless the Issuers have previously or concurrently exercised their right to redeem all of the notes as described under "—Optional Redemption," each Holder of notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that Holder's notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, the Company will offer a cash payment (a "Change of Control Payment") equal to 101% (or, at the Company's election, a higher percentage) of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of settlement (the "Change of Control Settlement Date"), subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Change of Control Settlement Date. Within 30 days following any Change of Control, unless the Issuers have previously or concurrently exercised their right to redeem all of the notes as described under "—Optional Redemption," the Company will mail a notice to each Holder and the trustee describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes as of the Change of Control Settlement Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice.

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such conflict.

        Promptly following the expiration of the Change of Control Offer, the Company will, to the extent lawful, accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer. Promptly thereafter on the Change of Control Settlement Date, the Company will:

  (1)
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

  (2)
  deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Company.

        On the Change of Control Settlement Date, the paying agent will mail to each Holder of notes properly tendered the Change of Control Payment for such notes (or, if all the notes are then in global form, make such payment through the facilities of DTC), and the trustee will authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided, however, that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Settlement Date.

        The Credit Agreement provides that certain change of control events with respect to the Company would constitute an event of default thereunder, entitling the lenders, among other things, to accelerate the maturity of all indebtedness outstanding thereunder. Any future credit agreements or other agreements relating to indebtedness to which the Company or any Guarantor becomes a party may contain similar restrictions and provisions. The indenture provides that, prior to complying with any of the provisions of this "Change of Control" covenant, but in any event no later than the Change of Control Settlement Date, the Company or any Guarantor must either repay all of its other outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing such Senior Debt to permit the repurchase of notes required by this covenant.

        The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the Holders of the notes to require that the Company repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

        The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Company and purchases all notes properly tendered and not withdrawn under the Change of Control Offer. Notwithstanding anything to the contrary contained in the indenture, a Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the consummation of such Change of Control if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of the Parent and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require the Company to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the properties or assets of the Parent and its Subsidiaries taken as a whole to another Person or group may be uncertain.

        In the event that Holders of not less than 90% of the aggregate principal amount of the outstanding notes accept a Change of Control Offer and the Company purchases all of the notes held by such Holders, the Company will have the right, upon not less than 30 nor more than 60 days' prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest on the notes that remain outstanding, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

  Asset Sales

        The Parent will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

  (1)
  the Parent (or a Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

  (2)
  the fair market value is determined by (a) an executive officer of the General Partner if the value is less than $20.0 million and evidenced by an officers' certificate delivered to the trustee, or (b) the Parent's Board of Directors if the value is $20.0 million or more and evidenced by a resolution of the Board of Directors set forth in an officers' certificate delivered to the trustee; and

  (3)
  at least 75% of the aggregate consideration received by the Parent and its Restricted Subsidiaries in the Asset Sale is in the form of cash. For purposes of this provision, each of the following will be deemed to be cash:

  (a)
  any liabilities, as shown on the Parent's or any of its Restricted Subsidiary's most recent balance sheet, of the Parent or such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Parent or such Restricted Subsidiary from further liability;

  (b)
  any securities, notes or other obligations received by the Parent or any of its Restricted Subsidiaries from such transferee that are, within 90 days after the Asset Sale, converted by the Parent or such Subsidiary into cash, to the extent of the cash received in that conversion;

  (c)
  any Capital Stock or assets of the kind referred to in clause (2) or (4) of the next paragraph; and

  (d)
  any Designated Non-cash Consideration received by the Parent or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value (as determined in good faith by the Parent), taken together with all other Designated Non-cash Consideration received pursuant to this clause (d), not to exceed the greater of (i) $15.0 million and (ii) 2% of the Parent's Consolidated Net Tangible Assets (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

        Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Parent or any of its Restricted Subsidiaries may apply those Net Proceeds at its option to any combination of the following:

  (1)
  to repay Senior Debt;

  (2)
  to acquire all or substantially all of the properties or assets, or any of the Voting Stock, of a Person primarily engaged in a Permitted Business, if, after giving effect to any such acquisition of Voting Stock, such Person becomes a Restricted Subsidiary;

  (3)
  to make capital expenditures in respect of a Permitted Business; or

  (4)
  to acquire other long-term assets that are used or useful in a Permitted Business.

        The requirement of clause (2) or (4) of the immediately preceding paragraph shall be deemed to be satisfied if a bona fide binding contract committing to make the investment, acquisition or expenditure referred to therein is entered into by the Parent or any of its Restricted Subsidiaries with a Person other than an Affiliate of the Parent within the time period specified in the preceding paragraph and such Net Proceeds are subsequently applied in accordance with such contract within 180 days following the date such agreement is entered into.

        Pending the final application of any Net Proceeds, the Parent or any of its Restricted Subsidiaries may invest the Net Proceeds in any manner that is not prohibited by the indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds."

        On the 361st day after the Asset Sale (or, at the Company's option, any earlier date), if the aggregate amount of Excess Proceeds then exceeds $25.0 million, the Company will make an Asset Sale Offer to all Holders of notes, and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest, if any, to the date of settlement, subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of settlement, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Parent or any of its Restricted Subsidiaries may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis (except that any notes represented by a note in global form will be selected by such method as DTC or its nominee or successor may require or, where such nominee or successor is the trustee, a method that most nearly approximates pro rata selection as the trustee deems fair and appropriate unless otherwise required by law). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sales" provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the "Asset Sales" provisions of the indenture by virtue of such compliance.

Certain Covenants

  Restricted Payments

        The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

  (1)
  declare or pay any dividend or make any other payment or distribution on account of the Parent's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Parent or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Parent's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Parent or payable to the Parent or a Restricted Subsidiary of the Parent);

  (2)
  purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Parent) any Equity Interests of the Parent or any direct or indirect parent of the Parent;

  (3)
  make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the notes or the Guarantees (excluding any intercompany Indebtedness between or among the Parent and any of its Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof; or

  (4)
  make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment, no Default (except a Reporting Default) or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment and either:

  (1)
  if the Fixed Charge Coverage Ratio for the Parent's most recently ended four full fiscal quarters for which internal financial statements are available at the time of such Restricted Payment (the "Trailing Four Quarters") is not less than 1.75 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Parent and its Restricted Subsidiaries (excluding Restricted Payments permitted by clauses (2), (3), (4), (5) and (6) of the next succeeding paragraph) with respect to the quarter for which such Restricted Payment is made, is less than the sum, without duplication, of:

  (a)
  Available Cash from Operating Surplus with respect to the Parent's preceding fiscal quarter, plus

  (b)
  100% of the aggregate net proceeds received by the Parent (including the fair market value of property or securities other than cash (including Capital Stock of Persons, other than the Parent or a Subsidiary of the Parent, engaged primarily in a Permitted Business) or long-term assets that are used or useful in a Permitted Business to the extent acquired in consideration of Equity Interests of the Parent (other than Disqualified Stock)) after the date of the indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Parent (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Parent that have been converted into or exchanged for such Equity

      Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Restricted Subsidiary of the Parent), plus

    (c)
    to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or otherwise cancelled, liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any), plus

    (d)
    the net reduction in Restricted Investments resulting from dividends, repayments of loans or advances, or other transfers of assets in each case to the Parent or any of its Restricted Subsidiaries from any Person (including, without limitation, Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, to the extent such amounts have not been included in Available Cash from Operating Surplus for any period commencing on or after the date of the indenture (items (b), (c) and (d) being referred to as "Incremental Funds"), minus

    (e)
    the aggregate amount of Incremental Funds previously expended pursuant to this clause (1) and clause (2) below; or

  (2)
  if the Fixed Charge Coverage Ratio for the Trailing Four Quarters is less than 1.75 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Parent and its Restricted Subsidiaries (excluding Restricted Payments permitted by clauses (2), (3), (4), (5) and (6) of the next succeeding paragraph) with respect to the quarter for which such Restricted Payment is made (such Restricted Payments for purposes of this clause (2) meaning only distributions on the Parent's common units, subordinated units, or incentive distribution rights, plus the related distribution to the General Partner), is less than the sum, without duplication, of:

  (a)
  $90.0 million less the aggregate amount of all prior Restricted Payments made by the Parent and its Restricted Subsidiaries pursuant to this clause (2)(a) since the date of the indenture, plus

  (b)
  Incremental Funds to the extent not previously expended pursuant to this clause (2) or clause (1) above.

        So long as no Default (except a Reporting Default) or Event of Default has occurred and is continuing or would be caused thereby (except with respect to clause (1) below under which the payment of a distribution or dividend is permitted), the preceding provisions will not prohibit:

  (1)
  the payment of any dividend or distribution within 60 days after the date of its declaration, if at the date of declaration the payment would have complied with the provisions of the indenture;

  (2)
  the purchase, redemption, defeasance or other acquisition or retirement of any subordinated Indebtedness of the Company or any Guarantor or of any Equity Interests of the Parent in exchange for, or out of the net cash proceeds of the substantially concurrent (a) contribution (other than from a Restricted Subsidiary of the Parent) to the equity capital of the Parent or (b) sale (other than to a Restricted Subsidiary of the Parent) of Equity Interests of the Parent (other than Disqualified Stock), with a sale being deemed substantially concurrent if such purchase, redemption, defeasance or other acquisition or retirement occurs not more than 120 days after such sale; provided, however, that the amount of any such net cash proceeds that are utilized for any such purchase, redemption, defeasance or other acquisition or retirement will be excluded (or deducted, if included) from the calculation of Available Cash from Operating Surplus and Incremental Funds;

  (3)
  the purchase, redemption, defeasance or other acquisition or retirement of subordinated Indebtedness of the Company or any Guarantor with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

  (4)
  the payment of any dividend or distribution by a Restricted Subsidiary of the Parent to the holders of its Equity Interests on a pro rata basis;

  (5)
  the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Parent or any Restricted Subsidiary of the Parent pursuant to any director or employee equity subscription agreement or equity option agreement or other employee benefit plan or to satisfy obligations under any Equity Interests appreciation rights or option plan or similar arrangement; provided, however, that the aggregate price paid for all such purchased, redeemed, acquired or retired Equity Interests may not exceed $5.0 million in any calendar year, with any portion of such $5.0 million amount that is unused in any calendar year to be carried forward to successive calendar years and added to such amount; or

  (6)
  the purchase, repurchase, redemption or other acquisition or retirement for value of Equity Interests deemed to occur upon the exercise of unit options, warrants, incentives, rights to acquire Equity Interests or other convertible securities if such Equity Interests represent a portion of the exercise or exchange price thereof, and any purchase, repurchase, redemption or other acquisition or retirement for value of Equity Interests made in lieu of withholding taxes in connection with any exercise or exchange of unit options, warrants, incentives or rights to acquire Equity Interests.

        The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the Restricted Investment proposed to be made or the asset(s) or securities proposed to be transferred or issued by the Parent or a Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any Restricted Investment, assets or securities that are required to be valued by this covenant will be determined, in the case of amounts under $20.0 million, by an officer of the General Partner and, in the case of amounts over $20.0 million, by the Board of Directors of the Parent, whose determination shall be evidenced by a Board Resolution. Not later than the date of making any Restricted Payment (excluding any Restricted Payment described in the preceding clause (2), (3), (4), (5) or (6)) the Parent will deliver to the trustee an officers' certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed.

  Incurrence of Indebtedness and Issuance of Preferred Securities

        The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Parent will not, and will not permit any of its Restricted Subsidiaries to, issue any Disqualified Stock, and the Parent will not permit any of its Restricted Subsidiaries to issue any preferred securities; provided, however, that the Parent and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock or preferred securities, if, for the Parent's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred securities are issued, the Fixed Charge Coverage Ratio would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or Disqualified Stock or preferred securities had been issued, as the case may be, at the beginning of such four-quarter period.

        The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt") or the issuance of any preferred securities described in clause (11) below:

  (1)
  the incurrence by the Parent or any of its Restricted Subsidiaries of additional Indebtedness (including letters of credit) under one or more Credit Facilities, provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Parent and its Subsidiaries thereunder) and then outstanding does not exceed the greater of (a) $600.0 million or (b) $400.0 million plus 20% of the Parent's Consolidated Net Tangible Assets;

  (2)
  the incurrence by the Parent or its Restricted Subsidiaries of the Existing Indebtedness;

  (3)
  the incurrence by the Issuers and the Guarantors of Indebtedness represented by (a) the old notes and the related Guarantees issued on the date of the indenture and (b) the Exchange Notes (including the new notes) and the related Guarantees issued pursuant to any registration rights agreement;

  (4)
  the incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Parent or such Restricted Subsidiary, including all Permitted Refinancing Indebtedness incurred to extend, refinance, renew, replace, defease or refund any Indebtedness incurred pursuant to this clause (4), provided that after giving effect to any such incurrence, the principal amount of all Indebtedness incurred pursuant to this clause (4) and then outstanding does not exceed the greater of (a) $40.0 million or (b) 5.0% of the Parent's Consolidated Net Tangible Assets at such time;

  (5)
  the incurrence by the Parent or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to, extend, refinance, renew, replace, defease or refund Indebtedness that was permitted by the indenture to be incurred under the first paragraph of this covenant or clause (2) or (3) of this paragraph or this clause (5);

  (6)
  the incurrence by the Parent or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Parent and any of its Restricted Subsidiaries; provided, however, that:

  (a)
  if the Parent is the obligor on such Indebtedness and a Subsidiary Guarantor or an Issuer is not the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes, or if a Subsidiary Guarantor or an Issuer is the obligor on such Indebtedness and neither the Parent nor another Subsidiary Guarantor or an Issuer is the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes or the Guarantee of such Guarantor; and

  (b)
  (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Parent or a Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is neither the Parent nor a Restricted Subsidiary will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Parent or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

  (7)
  the incurrence by the Parent or any of its Restricted Subsidiaries of obligations under Hedging Contracts in the ordinary course of business and not for speculative purposes;

  (8)
  the guarantee by the Parent or any of its Restricted Subsidiaries of Indebtedness of the Parent or any of its Restricted Subsidiaries that was permitted to be incurred by another provision of this covenant;

  (9)
  the incurrence by the Parent or any of its Restricted Subsidiaries of obligations relating to net Hydrocarbon balancing positions arising in the ordinary course of business and consistent with past practice;

  (10)
  the incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness in respect of bid, performance, surety and similar bonds issued for the account of the Parent and any of its Restricted Subsidiaries in the ordinary course of business, including guarantees and obligations of the Company or any of its Restricted Subsidiaries with respect to letters of credit supporting such obligations (in each case other than an obligation for money borrowed);

  (11)
  the issuance by any of the Parent's Restricted Subsidiaries to the Parent or to any of its Restricted Subsidiaries of any preferred securities; provided, however, that:

  (a)
  any subsequent issuance or transfer of Equity Interests that results in any such preferred securities being held by a Person other than the Parent or a Restricted Subsidiary of the Parent; and

  (b)
  any sale or other transfer of any such preferred securities to a Person that is not either the Parent or a Restricted Subsidiary of the Parent shall be deemed, in each case, to constitute an issuance of such preferred securities by such Restricted Subsidiary that was not permitted by this clause (11);

  (12)
  the incurrence by the Parent or any of its Restricted Subsidiaries of Acquired Debt in connection with a merger or consolidation meeting either one of the financial tests set forth in clause (4) under the caption "—Merger, Consolidation or Sale of Assets";

  (13)
  the incurrence by the Parent or any of its Restricted Subsidiaries of liability in respect of the Indebtedness of any Unrestricted Subsidiary of the Parent or any Joint Venture but only to the extent that such liability is the result of the Parent's or any such Restricted Subsidiary's being a general partner of such Unrestricted Subsidiary or Joint Venture and not as a guarantor of such Indebtedness and provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (13) and then outstanding does not exceed $25.0 million; and

  (14)
  the incurrence by the Parent or any of its Restricted Subsidiaries of additional Indebtedness, provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (14) and then outstanding does not exceed the greater of (a) $40.0 million or (b) 5.0% of the Parent's Consolidated Net Tangible Assets.

        For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Securities" covenant, in the event that an item of Indebtedness (including Acquired Debt) meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (14) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Parent will be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such item of Indebtedness in any manner that complies with this covenant. Any Indebtedness under the Credit Agreement on the date of the indenture shall be considered incurred under clause (1) of the second paragraph of this covenant.

        The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant, provided, in each such case, that the amount thereof is included in Fixed Charges of the Parent as accrued. Further, the accounting reclassification of any obligation of the Parent or any of its Restricted Subsidiaries as Indebtedness will not be deemed an incurrence of Indebtedness for purposes of this covenant.

  Liens

        The Parent will not and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness upon any of their property or assets, now owned or hereafter acquired, unless the notes or any Guarantee of Parent or such Restricted Subsidiary, as applicable, is secured on an equal and ratable basis with (or on a senior basis to, in the case of obligations subordinated in right of payment to the notes or such Guarantee, as the case may be) the obligations so secured until such time as such obligations are no longer secured by a Lien.

  Dividend and Other Payment Restrictions Affecting Subsidiaries

        The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

  (1)
  pay dividends or make any other distributions on its Capital Stock to the Parent or any of its Restricted Subsidiaries, or pay any Indebtedness or other obligations owed to the Parent or any of its Restricted Subsidiaries;

  (2)
  make loans or advances to the Parent or any of its Restricted Subsidiaries; or

  (3)
  transfer any of its properties or assets to the Parent or any of its Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

  (1)
  agreements as in effect on the date of the indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements or the Indebtedness to which they relate, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend, distribution and other payment restrictions than those contained in those agreements on the date of the indenture;

  (2)
  the indenture, the notes and the Guarantees;

  (3)
  applicable law;

  (4)
  any instrument governing Indebtedness or Capital Stock of a Person acquired by the Parent or any of its Restricted Subsidiaries as in effect at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was otherwise permitted by the terms of the indenture to be incurred;

  (5)
  customary non-assignment provisions in Hydrocarbon purchase and sale or exchange agreements or similar operational agreements or in licenses, easements or leases, in each case entered into in the ordinary course of business and consistent with past practices;

  (6)
  Capital Lease Obligations, mortgage financings or purchase money obligations, in each case for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

  (7)
  any agreement for the sale or other disposition of a Restricted Subsidiary of the Parent that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

  (8)
  Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

  (9)
  Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption "—Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

  (10)
  provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

  (11)
  any agreement or instrument relating to any property or assets acquired after the date of the indenture, so long as such encumbrance or restriction relates only to the property or assets so acquired and is not and was not created in anticipation of such acquisitions;

  (12)
  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

  (13)
  any instrument governing Indebtedness of an FERC Subsidiary, provided that such Indebtedness was otherwise permitted by the terms of the indenture to be incurred;

  (14)
  the issuance of preferred securities by a Restricted Subsidiary of the Parent or the payment of dividends thereon in accordance with the terms thereof; provided that issuance of such preferred securities is permitted pursuant to the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Securities" and the terms of such preferred securities do not expressly restrict the ability of such Restricted Subsidiary to pay dividends or make any other distributions on its Capital Stock (other than requirements to pay dividends or liquidation preferences on such preferred securities prior to paying any dividends or making any other distributions on such other Capital Stock); and

  (15)
  any other agreement governing Indebtedness of the Parent, Issuers or any Subsidiary Guarantor that is permitted to be incurred by the covenant described under "—Incurrence of Indebtedness and Issuance of Preferred Securities"; provided, however, that such encumbrances or restrictions are not materially more restrictive, taken as a whole, than those contained in the indenture or the Credit Agreement as it exists on the date of the indenture.

  Merger, Consolidation or Sale of Assets

        None of the Issuers or the Parent may, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not such Issuer or the Parent is the survivor); or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person, unless:

  (1)
  either: (a) such Issuer or Parent, as applicable, is the survivor; or (b) the Person formed by or surviving any such consolidation or merger (if other than such Issuer or Parent, as applicable) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided, however, that Finance Corp. may not consolidate or merge with or into any Person other than a corporation satisfying such requirement so long as the Company is not a corporation;

  (2)
  the Person formed by or surviving any such consolidation or merger (if other than such Issuer or the Parent, as applicable) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of such Issuer or the Parent, as applicable, under the notes, the indenture, the registration rights agreement and the Parent's Guarantee of the notes, if applicable, pursuant to agreements reasonably satisfactory to the trustee;

  (3)
  immediately after such transaction no Default or Event of Default exists;

  (4)
  in the case of a transaction involving the Parent, either

  (a)
  the Parent, or the Person formed by or surviving any such consolidation or merger (if other than the Parent), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Securities"; or

  (b)
  immediately after giving effect to such transaction on a pro forma basis and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio of the Parent, or the Person formed by or surviving any such consolidation or merger (if other than the Parent), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made, will be equal to or greater than the Fixed Charge Coverage Ratio of the Parent immediately before such transactions; and

  (5)
  such Issuer or the Parent has delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or disposition and such supplemental indenture (if any) comply with the indenture.

        The restrictions described in the foregoing clause (4) will not apply to (a) any consolidation or merger of the Parent with or into one of its Restricted Subsidiaries for any purpose or (b) any sale, assignment, transfer, conveyance, lease or other disposition of properties or assets of a Restricted Subsidiary (other than Finance Corp.) to the Parent, the Company or another Restricted Subsidiary that is a Subsidiary Guarantor.

        Notwithstanding the second preceding paragraph, the Parent and the Company are permitted to reorganize as any other form of entity in accordance with the following procedures provided that:

  (1)
  the reorganization involves the conversion (by merger, sale, contribution or exchange of assets or otherwise) of the Parent or the Company into a form of entity other than a limited partnership formed under Delaware law;

  (2)
  the entity so formed by or resulting from such reorganization is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;

  (3)
  the entity so formed by or resulting from such reorganization assumes all the obligations of the Parent under its Guarantee of the notes or the Company under the notes, as applicable, the indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;

  (4)
  immediately after such reorganization no Default or Event of Default exists; and

  (5)
  such reorganization is not materially adverse to the Holders or Beneficial Owners of the notes (for purposes of this clause (5) a reorganization will not be considered materially adverse to the Holders or Beneficial Owners of the notes solely because the successor or survivor of such reorganization (a) is subject to federal or state income taxation as an entity or (b) is considered to be an "includible corporation" of an affiliated group of corporations within the meaning of Section 1504(b) of the Code or any similar state or local law).

        Notwithstanding anything in the indenture to the contrary, in the event the Company becomes a corporation or the Company or the Person formed by or surviving any consolidation or merger (permitted in accordance with the terms of the indenture) is a corporation, Finance Corp. may be merged into the Company or it may be dissolved and cease to be an Issuer.

        Upon compliance with the foregoing requirements with respect to any consolidation or merger or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties or assets of an Issuer Parent in accordance with the foregoing in which such Issuer or Parent is not the surviving entity, the surviving Person formed by such consolidation or into or with which such Issuer or Parent is merged or to which such sale, assignment, transfer, conveyance, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer or Parent, as applicable, under the indenture with the same effect as if such surviving Person had been named as such Issuer or Parent in the indenture, and thereafter (except in the case of a lease of all or substantially all of such Issuer's properties or assets), such Issuer or Parent, as applicable, will be relieved of all obligations and covenants under the indenture and the notes or its Guarantee. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the properties or assets of a Person.

  Transactions with Affiliates

        The Parent will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

  •
  the Affiliate Transaction is on terms that are no less favorable to the Parent or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person or, if in the good faith judgment of the Board of Directors of the Parent, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Parent or the relevant Restricted Subsidiary from a financial point of view; and

  •
  the Parent delivers to the trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, a resolution of the Board of Directors of the Parent set forth in an officers' certificate certifying that such

    Affiliate Transaction complies with this covenant and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors.

        The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

  (1)
  any transaction or series of related transactions involving aggregate consideration of less than $1.0 million;

  (2)
  any employment, equity award, equity option or equity appreciation agreement or plan entered into by the Parent or any of its Restricted Subsidiaries in the ordinary course of business;

  (3)
  transactions between or among any of the Parent and its Restricted Subsidiaries;

  (4)
  transactions with a Person (other than an Unrestricted Subsidiary of the Parent) that is an Affiliate of the Parent solely because the Parent owns an Equity Interest in such Person;

  (5)
  transactions effected in accordance with the terms of agreements that are identified in the indenture, in each case as such agreements are in effect on the date of the indenture, and any amendment or replacement of any of such agreements so long as such amendment or replacement agreement is no less advantageous to the Parent in any material respect than the agreement so amended or replaced;

  (6)
  customary compensation, indemnification and other benefits made available to officers, directors or employees of the Parent or a Restricted Subsidiary or Affiliate of the Parent, including reimbursement or advancement of out-of-pocket expenses and provisions of officers' and directors' liability insurance;

  (7)
  sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Parent;

  (8)
  Permitted Investments or Restricted Payments that are permitted by the provisions of the indenture described above under the caption "—Restricted Payments";

  (9)
  payments to the General Partner with respect to reimbursement for expenses in accordance with the Partnership Agreement as in effect on the date of the indenture and as it may be amended, provided that any such amendment is not less favorable to the Parent in any material respect than the agreement prior to such amendment;

  (10)
  transactions between the Parent or any of its Restricted Subsidiaries and any other Person, a director of which is also on the Board of Directors of the Parent or any direct or indirect parent company of the Parent, and such common director is the sole cause for such other Person to be deemed an Affiliate of the Parent or any of its Restricted Subsidiaries; provided, however, that such director abstains from voting as a member of the Board of Directors of the Parent or any direct or indirect parent company of the Parent, as the case may be, on any transaction with such other Person; and

  (11)
  in the case of contracts for gathering, transporting, treating, processing, marketing, distributing, storing or otherwise handling Hydrocarbons, or activities or services reasonably related or ancillary thereto, or other operational contracts, any such contracts are entered into in the ordinary course of business on terms substantially similar to those contained in similar contracts entered into by the Parent or any Restricted Subsidiary and third parties, or if neither the Parent or any Restricted Subsidiary has entered into a similar contract with a third party, then the terms are no less favorable than those available from third parties on an arm's-length basis.

  Designation of Restricted and Unrestricted Subsidiaries

        The Board of Directors of the Parent may designate any Restricted Subsidiary of the Parent to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary of the Parent is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Parent and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be either an Investment made as of the time of the designation that will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "—Restricted Payments" or represent Permitted Investments, as determined by the Parent. That designation will only be permitted if the Investment would be permitted at that time and if the Subsidiary so designated otherwise meets the definition of an Unrestricted Subsidiary.

        The Board of Directors of the Parent may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Parent of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Securities," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (2) no Default or Event of Default would be in existence following such designation.

  Additional Subsidiary Guarantees

        If any Restricted Subsidiary of the Parent that is not already a Guarantor guarantees any Indebtedness of either of the Issuers or any Guarantor under any Credit Facility, then that Subsidiary will become a Guarantor by executing a supplemental indenture and delivering it to the trustee within 20 Business Days of the date on which it guaranteed such Indebtedness; provided, however, that the preceding shall not apply to Subsidiaries of the Parent that have properly been designated as Unrestricted Subsidiaries in accordance with the indenture for so long as they continue to constitute Unrestricted Subsidiaries. Notwithstanding the preceding, any Guarantee of a Restricted Subsidiary that was incurred pursuant to this paragraph will be released in the circumstances described under "—Guarantees."

  Sale and Leaseback Transactions

        The Parent will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided, however, that the Parent or any of its Restricted Subsidiaries may enter into a sale and leaseback transaction if:

  (1)
  the Parent or that Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Securities" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "—Liens;"

  (2)
  the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in accordance with the definition of that term and set forth in an officers' certificate delivered to the trustee, of the property that is the subject of that sale and leaseback transaction; and

  (3)
  the transfer of assets in that sale and leaseback transaction is permitted by, and the Parent applies the proceeds of such transaction in compliance with, the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales."

  Business Activities

        The Parent will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business, except to such extent as would not be material to the Parent and its Restricted Subsidiaries taken as a whole.

        Finance Corp. may not incur Indebtedness unless (1) the Company or the Parent is a co-obligor or guarantor of such Indebtedness or (2) the net proceeds of such Indebtedness are loaned to the Company or the Parent, used to acquire outstanding debt securities issued by the Company or the Parent or used to repay Indebtedness of the Company or the Parent as permitted under the covenant described about under the caption "—Incurrence of Indebtedness and Issuance of Preferred Securities." Finance Corp. may not engage in any business not related directly or indirectly to obtaining money or arranging financing for the Parent or its Restricted Subsidiaries.

  Reports

        Whether or not required by the Commission, so long as any notes are outstanding, the Parent will file with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing), and the Parent will furnish to the trustee and, upon its prior request, to any of the Holders or Beneficial Owners of notes, within five Business Days of filing, or attempting to file, the same with the Commission:

          (1)   all quarterly and annual financial and other information with respect to the Parent and its Subsidiaries that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Parent were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Parent's certified independent accountants; and

          (2)   all current reports that would be required to be filed with the Commission on Form 8-K if the Parent were required to file such reports.

        The availability of the foregoing information or reports on the Commission's website will be deemed to satisfy the foregoing delivery requirements.

        If the Parent has designated any of its Subsidiaries as Unrestricted Subsidiaries, then, to the extent material, the quarterly and annual financial information required by the second preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Parent and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Parent.

        In addition, the Company and the Guarantors have agreed that, for so long as any notes remain outstanding, they will furnish to the Holders and Beneficial Owners of the notes and to securities analysts and prospective investors in the notes, upon their request, the information required to be delivered pursuant to Rule l44A(d)(4) under the Securities Act.

  Covenant Termination

        If at any time (a) the rating assigned to the notes by both S&P and Moody's is an Investment Grade Rating, (b) no Default has occurred and is continuing under the indenture and (c) the Issuers have delivered to the trustee an officers' certificate certifying to the foregoing provisions of this sentence, the Parent and its Restricted Subsidiaries will no longer be subject to the provisions of the indenture described above under the caption "—Repurchase at the Option of Holders—Asset Sales" and the following provisions of the indenture described above under the caption "—Certain Covenants":

  •
  "—Restricted Payments,"

  •
  "—Incurrence of Indebtedness and Issuance of Preferred Securities,"

  •
  "—Dividend and Other Payment Restrictions Affecting Subsidiaries,"

  •
  "—Transactions with Affiliates," and

  •
  "—Business Activities."

        However, the Parent and its Restricted Subsidiaries will remain subject to the provisions of the indenture described above under the caption "—Repurchase at the Option of Holders—Change of Control," the covenant respecting payments for consent described below in the last paragraph under the caption "—Amendment, Supplement and Waiver" and the following provisions of the indenture described above under the caption "—Covenants":

  •
  "—Liens,"

  •
  "—Merger, Consolidation or Sale of Assets" (other than the financial tests set forth in clause (4) of such covenant),

  •
  "—Designation of Restricted and Unrestricted Subsidiaries,"

  •
  "—Additional Subsidiary Guarantees,"

  •
  "—Sale and Leaseback Transactions" (other than the financial tests set forth in clauses (1)(a) and (3) of such covenant), and

  •
  "—Reports."

Events of Default and Remedies

        Each of the following is an Event of Default:

  (1)
  default for 30 days in the payment when due of interest on the notes;

  (2)
  default in payment when due of the principal of, or premium, if any, on the notes;

  (3)
  failure by the Issuers or the Parent to comply with the provisions described under the captions "—Repurchase at the Option of Holders—Asset Sales," "—Repurchase at the Option of Holders—Change of Control" or "—Certain Covenants—Merger, Consolidation or Sale of Assets";

  (4)
  failure by the Parent for 180 days after notice to comply with the provisions described under "—Certain Covenants—Reports";

  (5)
  failure by the Issuers or the Parent for 30 days after notice to comply with any of their other agreements in the indenture;

  (6)
  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Parent or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Parent or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:

    (a)
    is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a "Payment Default"); or

    (b)
    results in the acceleration of such Indebtedness prior to its Stated Maturity,

    and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more; provided, however, that if, prior to any acceleration of the notes, (i) any such Payment Default is cured or waived, (ii) any such acceleration is rescinded, or (iii) such Indebtedness is repaid during the 10 business day period commencing upon the end of any applicable grace period for such Payment Default or the occurrence of such acceleration, as the case may be, any Default or Event of Default (but not any acceleration of the notes) caused by such Payment Default or acceleration shall be automatically rescinded, so long as such rescission does not conflict with any judgment, decree or applicable law;

  (7)
  failure by the Parent or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $20.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer as to which the insurer has not disclaimed coverage), which judgments are not paid, discharged or stayed for a period of 60 days;

  (8)
  except as permitted by the indenture, any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee; and

  (9)
  certain events of bankruptcy, insolvency or reorganization described in the indenture with respect to Finance Corp., the Company, the Parent or any of the Parent's Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary of the Parent.

        In the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization, with respect to Finance Corp., the Company, the Parent, any Restricted Subsidiary of the Parent that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Parent, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

        Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold notice of any continuing Default or Event of Default from Holders of the notes if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal of, or interest or premium, if any, on, the notes.

        Subject to the provisions of the indenture relating to the duties of the trustee in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of the notes unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense.

Except to enforce the right to receive payment of principal, premium, if any, or interest, if any, when due, no Holder of a note may pursue any remedy with respect to the indenture or the notes unless:

  (1)
  such Holder has previously given the trustee written notice that an Event of Default is continuing;

  (2)
  Holders of at least 25% in aggregate principal amount of the then outstanding notes make a written request to the trustee to pursue the remedy;

  (3)
  such Holder or Holders offer and, if requested, provide to the trustee security or indemnity reasonably satisfactory to the trustee against any loss, liability or expense;

  (4)
  the trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and

  (5)
  during such 60 day period, holders of a majority in aggregate principal amount of the then outstanding notes do not give the trustee a direction inconsistent with such request.

        The Holders of a majority in principal amount of the notes then outstanding by notice to the trustee may on behalf of the Holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the notes.

        The Issuers are required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon any officer of the General Partner or Finance Corp. becoming aware of any Default or Event of Default, the Issuers are required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Unitholders and No Recourse to General Partner

        None of the General Partner or any director, officer, partner, employee, incorporator, manager or unitholder or other owner of Capital Stock of the General Partner, Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or any Guarantor under the notes, the indenture or the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

        The Issuers may, at their option and at any time, elect to have all of their obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Guarantees ("Legal Defeasance"), except for:

  (1)
  the rights of Holders of outstanding notes to receive payments in respect of the principal of, and interest or premium, if any, on, such notes when such payments are due from the trust referred to below;

  (2)
  the Issuers' obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trusts, duties and immunities of the trustee, and the Issuers' obligations in connection therewith; and

  (4)
  the Legal Defeasance provisions of the indenture.

        In addition, the Issuers may, at their option and at any time, elect to have their obligations released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, insolvency or reorganization events) described under "—Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes. If the Issuers exercise either their Legal Defeasance or Covenant Defeasance option, each Guarantor will be released and relieved of any obligations under its Guarantee and any security for the notes (other than the trust) will be released.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  the Issuers must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and interest and premium, if any, on, the outstanding notes on the date of fixed maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the notes are being defeased to the date of fixed maturity or to a particular redemption date; provided that if such redemption is made as provided in the second paragraph under "—Optional Redemption," (x) the amount of cash in U.S. dollars, non-callable Government Securities, or a combination thereof, that must be irrevocably deposited will be determined using an assumed Make Whole Premium calculated as of the date of such deposit and (y) the depositor must irrevocably deposit or cause to be deposited additional money in trust on the redemption date as necessary to pay the Make Whole Premium as determined on such date;

  (2)
  in the case of Legal Defeasance, the Issuers must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that:

  (a)
  the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling; or

  (b)
  since the date of the indenture, there has been a change in the applicable federal income tax law,

    in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, the Issuers must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

  (5)
  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which the Parent or any of its Subsidiaries is a party or by which the Parent or any of its Subsidiaries is bound;

  (6)
  the Issuers must deliver to the trustee an officers' certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and

  (7)
  the Issuers must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the indenture or the notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

        Without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting Holder):

  (1)
  reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption or repurchase of the notes (other than provisions relating to the covenants described above under the caption "—Repurchase at the Option of Holders");

  (3)
  reduce the rate of or change the time for payment of interest on any note;

  (4)
  waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the notes (except a rescission of acceleration of the notes by the Holders of at least a majority in principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

  (5)
  make any note payable in currency other than that stated in the notes;

  (6)
  make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of, or interest or premium, if any, on the notes (other than as permitted in clause (7) below);

  (7)
  waive a redemption or repurchase payment with respect to any note (other than a payment required by one of the covenants described above under the caption "—Repurchase at the Option of Holders");

  (8)
  release any Guarantor from any of its obligations under its Guarantee or the indenture, except in accordance with the terms of the indenture; or

  (9)
  make any change in the preceding amendment, supplement and waiver provisions.

        Notwithstanding the preceding, without the consent of any Holder of notes, the Issuers, the Guarantors and the trustee may amend or supplement the indenture or the notes:

  (1)
  to cure any ambiguity, defect or inconsistency;

  (2)
  to provide for uncertificated notes in addition to or in place of certificated notes;

  (3)
  to provide for the assumption of an Issuer's obligations to Holders of notes in the case of a merger or consolidation or sale of all or substantially all of such Issuer's properties or assets;

  (4)
  to make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights under the indenture of any such Holder, provided that any change to conform the indenture to this prospectus will be deemed to not adversely affect such legal rights;

  (5)
  to secure the notes or the Guarantees pursuant to the requirements of the covenant described above under the subheading "—Certain Covenants—Liens";

  (6)
  to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture;

  (7)
  to add any additional Guarantor or to evidence the release of any Guarantor from its Guarantee, in each case as provided in the indenture;

  (8)
  to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

  (9)
  to evidence or provide for the acceptance of appointment under the indenture of a successor trustee.

        Neither the Parent nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Beneficial Owner or Holder of any notes for or as an inducement to any consent to any waiver, supplement or amendment of any terms or provisions of the indenture or the notes, unless such consideration is offered to be paid or agreed to be paid to all Beneficial Owners and Holders of the notes which so consent in the time frame set forth in solicitation documents relating to such consent.

Satisfaction and Discharge

        The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder (except as to surviving rights of registration of transfer or exchange of the notes and as otherwise specified in the indenture), when:

  (1)
  either:

  (a)
  all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the trustee for cancellation; or

  (b)
  all notes that have not been delivered to the trustee for cancellation have become due and payable or will become due and payable within one year by reason of the mailing of a notice of redemption or otherwise and the Issuers or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to the date of fixed maturity or redemption; provided that if such redemption is made as provided in the second paragraph under "—Optional Redemption," (x) the amount of cash in U.S. dollars, non-callable Government Securities, or a combination thereof, that must be irrevocably deposited will be determined using an assumed Make Whole Premium calculated as of the date of such deposit and (y) the depositor must irrevocably deposit or cause to be deposited additional money in trust on the redemption date as necessary to pay the Make Whole Premium as determined by such date;

  (2)
  no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which the Parent or any of its Subsidiaries is a party or by which the Parent or any of its Subsidiaries is bound;

  (3)
  the Issuers or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

  (4)
  the Issuers have delivered irrevocable instructions to the trustee to apply the deposited money toward the payment of the notes at fixed maturity or the redemption date, as the case may be.

        In addition, the Issuers must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

        U.S. Bank National Association is the trustee under the indenture. If the trustee becomes a creditor of an Issuer or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act) after a Default has occurred and is continuing, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

        The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its powers, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of notes, unless such Holder has offered to the trustee security or indemnity satisfactory to it against any loss, liability or expense.

Governing Law

        The indenture, the notes and the Guarantees are governed by, and construed in accordance with, the laws of the State of New York.

Additional Information

        Anyone who receives this prospectus may obtain a copy of the indenture without charge by writing to Summit Midstream Holdings, LLC, 2100 McKinney Avenue, Suite 1250, Dallas, Texas 75201, Attention: Chief Financial Officer.

Book-Entry, Delivery and Form

        The new notes will be issued initially only in the form of one or more global notes (collectively, the "Global Notes"). The Global Notes will be deposited upon issuance with the trustee as custodian for DTC, and registered in the name of DTC's nominee, Cede & Co., in each case for credit to an account of a direct or indirect participant in DTC that has exchanged old notes for new notes in the exchange offer, as described below. Beneficial interests in the Global Notes may be held through the Euroclear System ("Euroclear") and Clearstream Banking, S.A. ("Clearstream") (as indirect participants in DTC).

        The Global Notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in registered, certificated form ("Certificated Notes") except in the limited circumstances described below. See "—Exchange of Global Notes for Certificated Notes."

Depository Procedures

        The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Issuers take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

        DTC has advised the Issuers that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        DTC has also advised the Issuers that, pursuant to procedures established by it:

          (1)   upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the exchange agent with portions of the principal amount of the Global Notes; and

          (2)   ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

        Investors in the Global Notes who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Euroclear and Clearstream may hold interests in the Global Notes on behalf of their participants through customers' securities accounts in their respective names on the books of their depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

        The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Except as described below, owners of beneficial interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of Certificated Notes and will not be considered the registered owners or "Holders" thereof under the indenture for any purpose.

        Payments in respect of the principal of, and interest and premium, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the indenture. Under the terms of the indenture, the Issuers, the Guarantors and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuers, the Guarantors, the trustee nor any agent of an Issuer or the trustee has or will have any responsibility or liability for:

  (1)
  any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

  (2)
  any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised the Issuers that its current practice, at the due date of any payment in respect of securities such as the notes, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the notes as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or the Issuers. Neither the Issuers nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and the Issuers and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

        Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

        DTC has advised the Issuers that it will take any action permitted to be taken by a Holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for Certificated Notes, and to distribute such notes to its Participants.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Issuers, the trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

        A Global Note is exchangeable for Certificated Notes in minimum denominations of $2,000 and in integral multiples of $1,000 in excess of $2,000, if:

  (1)
  DTC (a) notifies the Issuers that it is unwilling or unable to continue as depositary for the Global Note or (b) has ceased to be a clearing agency registered under the Exchange Act and in either event the Issuers fail to appoint a successor depositary within 90 days; or

  (2)
  there has occurred and is continuing an Event of Default and DTC notifies the trustee of its decision to exchange the Global Note for Certificated Notes.

        Beneficial interests in a Global Note may also be exchanged for Certificated Notes in the other limited circumstances permitted by the indenture, including if an affiliate of ours acquires such interests. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

        Certificated Notes may not be exchanged for beneficial interests in any Global Note, except in the limited circumstances provided in the indenture.

Same-Day Settlement and Payment

        The Issuers will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. The Issuers will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such Holder's registered address. The notes represented by the Global Notes are eligible to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Issuers expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Issuers that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

Certain Definitions

        Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Debt" means, with respect to any specified Person:

  (1)
  Indebtedness of any other Person existing at the time such other Person was merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such Person merging with or into or becoming a Subsidiary of such specified Person; and

  (2)
  Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control by the other Person. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

        "Asset Sale" means:

  (1)
  the sale, lease, conveyance or other disposition of any properties or assets (including by way of a sale and leaseback transaction); provided, however, that the disposition of all or substantially all of the properties or assets of the Parent and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "—Repurchase at the Option of Holders—Change of Control" and/or the provisions described above under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sales covenant; and

  (2)
  the issuance of Equity Interests in any of the Parent's Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.

        Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

  (1)
  any single transaction or series of related transactions that involves properties or assets having a fair market value of less than $10.0 million;

  (2)
  a transfer of properties or assets between or among any of the Parent and its Restricted Subsidiaries;

  (3)
  an issuance or sale of Equity Interests by a Restricted Subsidiary of the Parent to the Parent or to another of its Restricted Subsidiaries;

  (4)
  the sale, lease or other disposition of equipment, inventory, accounts receivable or other properties or assets in the ordinary course of business;

  (5)
  the sale or other disposition of cash or Cash Equivalents, Hedging Contracts or other financial instruments in the ordinary course of business;

  (6)
  a Restricted Payment that is permitted by the covenant described above under the caption "—Certain Covenants—Restricted Payments" or a Permitted Investment;

  (7)
  the creation or perfection of a Lien that is not prohibited by the covenant described above under the caption "—Certain Covenants—Liens";

  (8)
  dispositions in connection with Permitted Liens;

  (9)
  surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

  (10)
  the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property;

  (11)
  the sale or other disposition of Capital Stock of an Unrestricted Subsidiary of the Parent; and

  (12)
  an Asset Swap.

        "Asset Swap" means any substantially contemporaneous (and in any event occurring within 180 days of each other) purchase and sale or exchange of any assets or properties (other than Capital Stock) used or useful in a Permitted Business between the Parent or any of its Restricted Subsidiaries and another Person; provided that any cash received must be applied in accordance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales" as if the Asset Swap were an Asset Sale.

        "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP. As used in the preceding sentence, the "net rental payments" under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease that is terminable by the lessee upon payment of penalty, such net rental payment shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

        "Available Cash" has the meaning assigned to such term in the Partnership Agreement, as in effect on the date of the indenture.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have correlative meanings.

        "Board of Directors" means:

  (1)
  with respect to Finance Corp., its board of directors;

  (2)
  with respect to the Company or the Parent, the Board of Directors of the General Partner or any authorized committee thereof; and

  (3)
  with respect to any other Person, the board or committee of such Person serving a similar function.

        "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the trustee.

        "Business Day" means each day that is not a Saturday, Sunday or other day on which banking institutions in Dallas, Texas or in New York, New York or another place of payment are authorized or required by law to close.

        "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

        "Capital Stock" means:

  (1)
  in the case of a corporation, corporate stock;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (3)
  in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person (excluding debt securities convertible into or exchangeable for Capital Stock).

        "Cash Equivalents" means:

  (1)
  United States dollars;

  (2)
  securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

  (3)
  marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of "A" or better from either S&P or Moody's;

  (4)
  certificates of deposit, demand deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

  (5)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

  (6)
  commercial paper having one of the two highest ratings obtainable from Moody's or S&P and in each case maturing within six months after the date of acquisition; and

  (7)
  money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

        "Change of Control" means the occurrence of any of the following:

  (1)
  the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets (including Capital Stock of the Restricted Subsidiaries of the Parent) of the Parent and its Restricted Subsidiaries taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act);

  (2)
  the adoption of a plan relating to the liquidation or dissolution of the Parent or the Company or removal of the General Partner by the limited partners of the Parent;

  (3)
  the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any "person" (as that term is used in Section 13(d)(3) of the Exchange Act), excluding the Qualifying Owners, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Parent or the General Partner, measured by voting power rather than number of shares, units or the like;

  (4)
  the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as that term is used in Section 13(d)(3) of the Exchange Act), excluding the Qualifying Owners, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Summit LLC, measured by voting power rather than number of shares, units or the like, at a time when Summit LLC Beneficially Owns a majority of the Voting Stock of the General Partner;

  (5)
  the consummation of any transaction whereby the Parent ceases to own directly or indirectly 100% of the Capital Stock of the Company; or

  (6)
  the first day on which a majority of the members of the Board of Directors of the General Partner are not Continuing Directors.

        Notwithstanding the preceding, a conversion of the Parent or any of its Restricted Subsidiaries from a limited partnership, corporation, limited liability company or other form of entity to a limited liability company, corporation, limited partnership or other form of entity or an exchange of all of the outstanding Equity Interests in one form of entity for Equity Interests in another form of entity shall not constitute a Change of Control, so long as following such conversion or exchange the "persons" (as that term is used in Section 13(d)(3) of the Exchange Act) who Beneficially Owned the Capital Stock of the Parent immediately prior to such transactions continue to Beneficially Own in the aggregate more than 50% of the Voting Stock of such entity, or continue to Beneficially Own sufficient Equity Interests in such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity or its general partner, as applicable, and, in either case no "person" Beneficially Owns more than 50% of the Voting Stock of such entity or its general partner, as applicable.

        In addition, a Change of Control shall not occur as a result of (i) a merger between the Parent and the General Partner or (ii) any transaction in which the Company remains a Subsidiary of the Parent but one or more intermediate holding companies between the Company and the Parent are added, liquidated, merged or consolidated out of existence.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

        "Commission" or "SEC" means the Securities and Exchange Commission.

        "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

  (1)
  an amount equal to any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

  (2)
  provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

  (3)
  consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings), and net of the effect of all payments made or received pursuant to interest rate Hedging Contracts, to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

  (4)
  depreciation and amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment, non-cash equity based compensation expense and other non-cash items (excluding any such non-cash item to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation and amortization, impairment and other non-cash items that were deducted in computing such Consolidated Net Income; plus

  (5)
  unrealized non-cash losses resulting from foreign currency balance sheet adjustments required by GAAP to the extent such losses were deducted in computing such Consolidated Net Income; plus

  (6)
  all extraordinary, unusual or non-recurring items of gain or loss, or revenue or expense and, without duplication, Transaction Costs; minus

  (7)
  non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, provided that:

  (1)
  the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included, but only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

  (2)
  the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members;

  (3)
  the cumulative effect of a change in accounting principles will be excluded;

  (4)
  any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of such Person or its consolidated Restricted Subsidiaries (including pursuant to any sale and leaseback transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock or any Person will be excluded;

  (5)
  unrealized losses and gains under derivative instruments included in the determination of Consolidated Net Income, including, without limitation those resulting from the application of the Financial Accounting Standards Board Accounting Standards Codification 815 will be excluded;

  (6)
  any nonrecurring charges relating to any premium or penalty paid, write off of deferred finance costs or other charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity will be excluded; and

  (7)
  any increase or decrease in the amount of deferred revenue recorded on the Parent's balance sheet for such period (as compared with the preceding period) will be included.

        "Consolidated Net Tangible Assets" means, with respect to any Person at any date of determination, the aggregate amount of total assets included in such Person's most recent quarterly or annual consolidated balance sheet prepared in accordance with GAAP less applicable reserves reflected in such balance sheet, after deducting the following amounts: (a) all current liabilities reflected in such balance sheet, and (b) all goodwill, trademarks, patents, unamortized debt discounts and expenses and other like intangibles reflected in such balance sheet.

        "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the General Partner who:

  (1)
  was a member of such Board of Directors on the date of the indenture; or

  (2)
  was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

        "Credit Agreement" means that certain Amendment and Restatement Agreement, dated as of May 7, 2012, among the Company and the other loan parties party thereto, The Royal Bank of Scotland PLC, as Administrative Agent, and the other lenders party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time.

        "Credit Facilities" means one or more debt facilities (including, without limitation, the Credit Agreement), indentures or commercial paper facilities, in each case, with banks or other institutional lenders or institutional investors providing for revolving credit loans, term loans, capital market financings, receivables financing (including, without limitation, through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Designated Non-cash Consideration" means the fair market value (as determined in good faith by the Parent) of non-cash consideration received by the Parent or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers' Certificate, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Parent to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Parent may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "—Certain Covenants—Restricted Payments."

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means any public or private sale of Capital Stock (other than Disqualified Stock) made for cash on a primary basis by the Parent after the date of the indenture, provided that at any time on or after a Change of Control, any sale of Capital Stock to an Affiliate of the Parent shall not be deemed an Equity Offering.

        "Exchange Notes" means the notes issued in an Exchange Offer pursuant to the indenture.

        "Exchange Offer" has the meaning set forth for such term in the applicable registration rights agreement.

        "Existing Indebtedness" means the aggregate principal amount of Indebtedness of the Parent and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement, which is considered incurred under the first paragraph under the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Securities" and other than intercompany Indebtedness) in existence on the date of the indenture, until such amounts are repaid.

        The term "fair market value" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Parent in the case of amounts of $20.0 million or more and otherwise by an officer of the General Partner.

        "FERC Subsidiary" means a Restricted Subsidiary of the Parent that is subject to the regulatory jurisdiction of the Federal Energy Regulatory Commission (or any successor thereof).

        "Fixed Charge Coverage Ratio" means with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred securities subsequent to the commencement of the applicable four-quarter reference period and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred securities, and the use of the proceeds therefrom as if the same had occurred at the beginning of such period. In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

  (1)
  acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers, consolidations or otherwise (including acquisitions of assets used in a Permitted Business), and including in each case any related financing transactions (including repayment of Indebtedness) during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, including any Consolidated Cash Flow and any pro forma expense and cost reductions or operating improvements and synergies that have occurred or are reasonably expected to occur within the next 12 months, in the reasonable judgment of the chief financial or accounting officer of such Person or of its general partner, if applicable (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the Commission related thereto);

  (2)
  the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded;

  (3)
  the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date; and

  (4)
  interest income reasonably anticipated by such Person to be received during the applicable four-quarter period from cash or Cash Equivalents held by such Person or any Restricted Subsidiary of such Person, which cash or Cash Equivalents exist on the Calculation Date or will exist as a result of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio, will be included.

        "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

  (1)
  the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings), and net of the effect of all payments made or received pursuant to interest rate Hedging Contracts; plus

  (2)
  the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

  (3)
  any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus

  (4)
  all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Parent (other than Disqualified Stock) or to the Parent or a Restricted Subsidiary of the Person, in each case, on a consolidated basis and determined in accordance with GAAP.

        "GAAP" means generally accepted accounting principles in the United States, which are in effect on the date of the indenture.

        "General Partner" means Summit Midstream GP, LLC, a Delaware limited liability company, and its successors and permitted assigns as general partner of the Parent or as the business entity with the ultimate authority to manage the business and operations of the Parent.

        "Guarantee" means the guarantees of the notes by the Guarantors.

        The term "guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets, acting as co-obligor or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness. When used as a verb, "guarantee" has a correlative meaning.

        "Guarantors" means each of:

  (1)
  the existing Subsidiaries of the Parent, other than the Company or Finance Corp.;

  (2)
  the Parent; and

  (3)
  any other Restricted Subsidiary of the Parent that provides a Guarantee of the notes in accordance with the provisions of the indenture;

and their respective successors and assigns.

        "Hedging Contracts" means, with respect to any specified Person:

  (1)
  interest rate swap agreements, interest rate cap agreements and interest rate collar agreements entered into with one or more financial institutions and designed to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in interest rates with respect to Indebtedness incurred;

  (2)
  foreign exchange contracts and currency protection agreements entered into with one or more financial institutions and designed to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in currency exchanges rates with respect to Indebtedness incurred;

  (3)
  any commodity futures contract, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of Hydrocarbons used, produced, processed or sold by that Person or any of its Restricted Subsidiaries at the time; and

  (4)
  other agreements or arrangements designed to protect such Person or any of its Restricted Subsidiaries against fluctuations in interest rates, commodity prices or currency exchange rates.

        "Holder" means a Person in whose name a note is registered.

        "Hydrocarbons" means crude oil, natural gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

  (1)
  in respect of borrowed money;

  (2)
  evidenced by bonds, notes, debentures or similar instruments;

  (3)
  in respect of all outstanding letters of credit issued for the account of such Person that support obligations that constitute Indebtedness (provided that the amount of such letters of credit included in Indebtedness shall not exceed the amount of the Indebtedness being supported) and, without duplication, the unreimbursed amount of all drafts drawn under letters of credit issued for the account of such Person;

  (4)
  in respect of bankers' acceptances;

  (5)
  representing Capital Lease Obligations;

  (6)
  representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

  (7)
  representing any obligations under Hedging Contracts,

if and to the extent any of the preceding items (other than letters of credit and obligations under Hedging Contracts) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person. For the avoidance of doubt, the term "Indebtedness" excludes any obligation arising from any agreement providing for indemnities, purchase price adjustments, holdbacks, contingency payment obligations based on the performance of the acquired or disposed assets or similar obligations (other than guarantees of Indebtedness) incurred by the specified Person in connection with the acquisition or disposition of assets.

        The amount of any Indebtedness outstanding as of any date will be:

  (1)
  the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

  (2)
  in the case of obligations under any Hedging Contracts, the termination value of the agreement or arrangement giving rise to such obligations that would be payable by such Person at such date; and

  (3)
  the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding (1) commission, travel and similar advances to officers and employees made in the ordinary course of business and (2) advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Parent or any Restricted Subsidiary of the Parent sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Parent such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Parent, the Parent will be deemed to have made an Investment on the date of any such sale or disposition in an amount equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments." The acquisition by the Parent or any Subsidiary of the Parent of a Person that holds an Investment in a third Person will be deemed to be an Investment made by the Parent or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person on the date of any such acquisition in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments."

        "Joint Venture" means any Person that is not a direct or indirect Subsidiary of the Parent in which the Parent or any of its Restricted Subsidiaries makes any Investment.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement.

        "Make Whole Premium" means, with respect to a note at any time, the excess, if any, of (a) the present value at such time of (i) the redemption price of such note at July 1, 2016 (set forth in the table under "—Optional Redemption," excluding accrued and unpaid interest) plus (ii) any required interest payments due on such note through July 1, 2016 (except for currently accrued and unpaid interest), computed using a discount rate equal to the Treasury Rate plus 50 basis points, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), over (b) the principal amount of such note.

        "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

        "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred securities dividends, excluding, however:

  (1)
  any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or the extinguishment of any Indebtedness of such Person; and

  (2)
  any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

        "Net Proceeds" means the aggregate cash proceeds received by the Parent or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

  (1)
  the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees and sales commissions, severance costs and any relocation expenses incurred as a result of the Asset Sale;

  (2)
  taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements;

  (3)
  amounts required to be applied to the repayment of Indebtedness secured by a Lien on the properties or assets that were the subject of such Asset Sale; and

  (4)
  any amounts to be set aside in any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such properties or assets or for liabilities associated with such Asset Sale and retained by the

    Parent or any of its Restricted Subsidiaries until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to the Parent or its Restricted Subsidiaries from such escrow arrangement, as the case may be.

        "Non-Recourse Debt" means Indebtedness:

  (1)
  as to which neither the Parent nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) is the lender;

  (2)
  no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary of the Parent) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the notes) of the Parent or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

  (3)
  as to which the lenders have been notified in writing that they will not have any recourse to the Capital Stock or assets of the Parent or any of its Restricted Subsidiaries except as contemplated by clause (9) of the definition of Permitted Liens.

        For purposes of determining compliance with the covenant described under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Securities" above, in the event that any Non-Recourse Debt of any of the Parent's Unrestricted Subsidiaries ceases to be Non-Recourse Debt of such Unrestricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Parent.

        "Obligations" means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereto.

        "Operating Surplus" has the meaning assigned to such term in the Partnership Agreement, as in effect on the date of the indenture.

        "Partnership Agreement" means the First Amended and Restated Agreement of Limited Partnership of the Parent dated as of October 3, 2012 as in effect on the date of the indenture and as such may be further amended, modified or supplemented from time to time.

        "Permitted Business" means either (1) gathering, transporting, compressing, treating, processing, marketing, distributing, storing or otherwise handling Hydrocarbons, or activities or services reasonably related or ancillary thereto including entering into Hedging Contracts in the ordinary course of business and not for speculative purposes to support these businesses and the development, manufacture and sale of equipment or technology related to these activities, or (2) any other business that generates gross income that constitutes "qualifying income" under Section 7704(d) of the Code.

        "Permitted Business Investments" means Investments by the Parent or any of its Restricted Subsidiaries in any Unrestricted Subsidiary of the Parent or in any Joint Venture, provided that:

  (1)
  either (a) at the time of such Investment and immediately thereafter, the Parent could incur $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Securities" above or (b) such Investment does not exceed the aggregate amount of Incremental Funds (as defined in the covenant described under "—Certain Covenants—Restricted Payments") not previously expended at the time of making such Investment;

  (2)
  if such Unrestricted Subsidiary or Joint Venture has outstanding Indebtedness at the time of such Investment, either (a) all such Indebtedness is Non-Recourse Debt or (b) any such Indebtedness of such Unrestricted Subsidiary or Joint Venture that is recourse to the Parent or any of its Restricted Subsidiaries (which shall include, without limitation, all Indebtedness of such Unrestricted Subsidiary or Joint Venture for which the Parent or any of its Restricted Subsidiaries may be directly or indirectly, contingently or otherwise, obligated to pay, whether pursuant to the terms of such Indebtedness, by law or pursuant to any guarantee, including, without limitation, any "claw-back," "make-well" or "keep-well" arrangement) could, at the time such Investment is made, be incurred at that time by the Parent and its Restricted Subsidiaries under the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Securities"; and

  (3)
  such Unrestricted Subsidiary's or Joint Venture's activities are not outside the scope of the Permitted Business.

        "Permitted Investments" means:

  (1)
  any Investment in the Parent (including, without limitation, through purchases of notes) or in a Restricted Subsidiary of the Parent;

  (2)
  any Investment in Cash Equivalents;

  (3)
  any Investment by the Parent or any Restricted Subsidiary of the Parent in a Person, if as a result of such Investment:

  (a)
  such Person becomes a Restricted Subsidiary of the Parent; or

  (b)
  such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, the Parent or a Restricted Subsidiary of the Parent;

  (4)
  any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales";

  (5)
  any Investment in any Person solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Parent, provided such Investment is not included in the definition of Incremental Funds in clause (1)(b) of the covenant described above under the caption "—Restricted Payments";

  (6)
  any Investments received in compromise of obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or as a result of a foreclosure by the Parent or any of its Restricted Subsidiaries with respect to any secured Investment in default;

  (7)
  Hedging Contracts entered into in the ordinary course of business and not for speculative purposes;

  (8)
  Permitted Business Investments; and

  (9)
  other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value),

    when taken together with all other Investments made pursuant to this clause (9) that are at the time outstanding, do not exceed the greater of $50.0 million or 7.5% of the Parent's Consolidated Net Tangible Assets.

        "Permitted Liens" means:

  (1)
  any Lien with respect to the Credit Agreement or any other Credit Facilities permitted to be incurred under the indenture;

  (2)
  Liens in favor of the Company or the Guarantors;

  (3)
  Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Parent or any Restricted Subsidiary of the Parent, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets (other than improvements thereon, accessions thereto and proceeds thereof) other than those of the Person merged into or consolidated with the Parent or the Restricted Subsidiary;

  (4)
  Liens on property existing at the time of acquisition of the property by the Parent or any Restricted Subsidiary of the Parent, provided that such Liens were in existence prior to the contemplation of such acquisition;

  (5)
  any interest or title of a lessor to the property subject to a Capital Lease Obligation that was incurred pursuant to clause (4) of the definition of "Permitted Debt";

  (6)
  Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capital Lease Obligations, purchase money obligations or other payments incurred to finance the acquisition, lease, improvement or construction of or repairs or additions to, assets or property acquired or constructed in the ordinary course of business; provided that:

  (a)
  the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be incurred under the indenture and does not exceed the cost of the assets or property so acquired or constructed; and

  (b)
  such Liens are created within 180 days of the later of the acquisition, lease, completion of improvements, construction, repairs or additions or commencement of full operation of the assets or property subject to such Lien and do not encumber any other assets or property of the Parent or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

  (7)
  Liens existing on the date of the indenture;

  (8)
  Liens to secure the performance of tenders, bids, statutory obligations, surety or appeal bonds, trade contracts, government contracts, operating leases, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

  (9)
  Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any Joint Venture owned by the Parent or any Restricted Subsidiary of the Parent to the extent securing Non-Recourse Debt or other Indebtedness of such Unrestricted Subsidiary or Joint Venture;

  (10)
  Liens on pipelines or pipeline facilities that arise by operation of law;

  (11)
  Liens arising under operating agreements, joint venture agreements, partnership agreements, oil and gas leases, farmout agreements, division orders, contracts for sale, transportation or exchange of crude oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements and other agreements arising in the ordinary course of business of the Parent and its Restricted Subsidiaries that are customary in the Permitted Business;

  (12)
  Liens upon specific items of inventory, receivables or other goods or proceeds of the Parent or any of its Restricted Subsidiaries securing such Person's obligations in respect of bankers' acceptances or receivables securitizations issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory, receivables or other goods or proceeds and permitted by the covenant "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Securities";

  (13)
  Liens securing Obligations of the Issuers or any Guarantor under the notes or the Guarantees, as the case may be;

  (14)
  Liens securing any Indebtedness equally and ratably with all Obligations due under the notes or any Guarantee pursuant to a contractual covenant that limits Liens in a manner substantially similar to the covenant described above under "—Certain Covenants—Liens";

  (15)
  Liens to secure performance of Hedging Contracts of the Parent or any of its Restricted Subsidiaries entered into in the ordinary course of business and not for speculative purposes;

  (16)
  Liens securing any insurance premium financing under customary terms and conditions, provided that no such Lien may extend to or cover any assets or property other than the insurance being acquired with such financing, the proceeds thereof and any unearned or refunded insurance premiums related thereto;

  (17)
  other Liens incurred by the Parent or any Restricted Subsidiary of the Parent, provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness then outstanding and secured by any Liens incurred pursuant to this clause (17) does not exceed the greater of $40.0 million or 5.0% of the Parent's Consolidated Net Tangible Assets; and

  (18)
  any Lien renewing, extending, refinancing or refunding a Lien permitted by clauses (3) and (4) above, provided that (a) the principal amount of the Indebtedness secured by such Lien is not increased except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection therewith and by an amount equal to any existing commitments unutilized thereunder and (b) no assets encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such renewal, extension, refinance or refund are encumbered thereby (other than improvements thereon, accessions thereto and proceeds thereof).

        "Permitted Refinancing Indebtedness" means any Indebtedness of the Parent or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Parent or any of its Restricted Subsidiaries (other than intercompany Indebtedness), provided that:

  (1)
  the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

  (2)
  such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

  (3)
  if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes or the Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the notes or the Guarantees on terms at least as favorable to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

  (4)
  such Indebtedness is not incurred by a Restricted Subsidiary of the Parent (other than the Company, Finance Corp. or a Subsidiary Guarantor) if the Parent, the Company or a Subsidiary Guarantor is the issuer or other primary obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

        Notwithstanding the preceding, any Indebtedness incurred under the Credit Agreement pursuant to the covenant "Incurrence of Indebtedness and Issuance of Preferred Securities" shall be subject only to the refinancing provision in the definition of Credit Facilities and not pursuant to the requirements set forth in the definition of Permitted Refinancing Indebtedness.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Qualifying Owners" means the collective reference to (i) Energy Capital Partners II, LP, Energy Capital Partners II-A, LP, Energy Capital Partners II-B IP, LP, Energy Capital Partners II-C (Summit IP), LP, Energy Capital Partners II (Summit Co-Invest), LP, GE EFS-S LLC and each of their Affiliated funds and investment vehicles and any fund manager, general partner, managing member or principal of any of the foregoing; (ii) the officers, directors and management employees of Parent, the Company and the subsidiaries of Parent; and (iii) any Person controlled by any of the Persons described in any of the clauses (i) or (ii).

        "Reporting Default" means a Default described in clause (4) under "—Events of Default and Remedies."

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Notwithstanding anything in the indenture to the contrary, the Company and Finance Corp. shall be at all times be Restricted Subsidiaries of the Parent. Unless specified otherwise, references herein to a Restricted Subsidiary refer to a Restricted Subsidiary of the Parent.

        "S&P" refers to Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

        "Senior Debt" means

  (1)
  all Indebtedness of the Parent or any of its Restricted Subsidiaries outstanding under the Credit Agreement and all obligations under Hedging Contracts with respect thereto;

  (2)
  any other Indebtedness of the Parent or any of its Restricted Subsidiaries permitted to be incurred under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the notes or any Guarantee; and

  (3)
  all Obligations with respect to the items listed in the preceding clauses (1) and (2). Notwithstanding anything to the contrary in the preceding sentence, Senior Debt will not include:

  (a)
  any intercompany Indebtedness of the Parent or any of its Restricted Subsidiaries to the Parent or any of its Affiliates; or

  (b)
  any Indebtedness that is incurred in violation of the indenture.

        For the avoidance of doubt, "Senior Debt" will not include any trade payables or taxes owed or owing by the Parent or any of its Restricted Subsidiaries.

        "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subsidiary" means, with respect to any specified Person:

  (1)
  any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

  (2)
  any partnership (whether general or limited) or limited liability company (a) the sole general partner or member of which is such Person or a Subsidiary of such Person, or (b) if there is more than a single general partner or member, either (x) the only managing general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof) or (y) such Person owns or controls, directly or indirectly, a majority of the outstanding general partner interests, member interests or other Voting Stock of such partnership or limited liability company, respectively.

        "Summit LLC" means Summit Midstream Partners, LLC, a Delaware limited liability company.

        "Transaction Costs" means any legal, professional and advisory fees or other transaction costs and expenses paid (whether or not incurred) by the Parent or any Restricted Subsidiary in connection with (i) any acquisitions by the Parent or any Restricted Subsidiary, (ii) any incurrence of Indebtedness or Disqualified Stock by the Parent or any Restricted Subsidiary or any refinancing thereof, or any issuance of other equity securities or (iii) any reorganization or recapitalization of the capital structure of the Parent, the Company or the General Partner or Subsidiaries thereof, in each case permitted under the indenture.

        "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to July 1, 2016; provided, however, that if such period is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Company shall obtain the Treasury Rate by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to July 1, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The Company will (a) calculate the Treasury Rate on the second Business Day preceding the applicable redemption date and (b) prior to such redemption date file with the trustee an officers' certificate setting forth the Make Whole Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

        "Unrestricted Subsidiary" means any Subsidiary of the Parent (other than Finance Corp. or the Company) that is designated by the Board of Directors of the Parent as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

  (1)
  except to the extent permitted by subclause (2)(b) of the definition of "Permitted Business Investments," has no Indebtedness other than Non-Recourse Debt owing to any Person other than the Parent or any of its Restricted Subsidiaries;

  (2)
  is not party to any agreement, contract, arrangement or understanding with the Parent or any Restricted Subsidiary of the Parent unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Parent or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Parent;

  (3)
  is a Person with respect to which neither the Parent nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

  (4)
  has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Parent or any of its Restricted Subsidiaries.

        All Subsidiaries of an Unrestricted Subsidiary shall also be Unrestricted Subsidiaries.

        Any designation of a Subsidiary of the Parent as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "—Certain Covenants—Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Parent as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Securities," the Parent will be in default of such covenant.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

  (1)
  the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

  (2)
  the then outstanding principal amount of such Indebtedness.

MATERIAL UNITED STATES FEDERAL TAX CONSEQUENCES

        The following discussion summarizes certain U.S. federal income tax considerations relevant to the exchange of the old notes for the new notes pursuant to the exchange offer, but does not purport to be a complete analysis of all potential tax effects relating thereto. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable U.S. Treasury Regulations promulgated thereunder, judicial authority and administrative interpretations, as of the date hereof, all of which are subject to change, possibly with retroactive effect, or are subject to different interpretations. We cannot assure you that the Internal Revenue Service (the "IRS") will not challenge one or more of the tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the statements made and conclusions reached in the following discussion. The discussion does not address all of the U.S. federal income tax consequences that may be important to a particular holder in light of the holder's circumstances, or to certain categories of investors that may be subject to special rules, such as dealers in securities or currencies, traders in securities that have elected the mark-to-market method of accounting for their securities, holders of notes who are U.S. persons and whose functional currency is not the U.S. dollar, persons holding notes as part of a hedge, straddle, conversion or other "synthetic security" or integrated transaction, U.S. expatriates, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, persons subject to the alternative minimum tax, entities that are tax-exempt for U.S. federal income tax purposes, and partnerships and other pass-through entities and holders of interests therein.

        Holders of new notes should consult their tax advisors with regard to the application of the tax consequences discussed below to their particular situations as well as the application of any, state, local, foreign, or other tax laws, including gift and estate tax laws, and any tax treaties.

Exchange Pursuant to the Exchange Offer

        We believe that the exchange of new notes for old notes pursuant to the exchange offer will not be a taxable exchange for U.S. federal income tax purposes. Accordingly, a holder will not recognize any taxable gain or loss as a result of the exchange. The new notes will have the same adjusted issue price as the old notes and a holder will have the same tax basis and holding period in the new notes as the holder had in the old notes immediately before the exchange.

 PLAN OF DISTRIBUTION

        Based on interpretations by the staff of the SEC in no-action letters issued to third parties, we believe that you may transfer new notes issued in the exchange offer in exchange for the old notes if:

  •
  you acquire the new notes in the ordinary course of your business; and

  •
  you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such new notes.

        You may not participate in the exchange offer if you are:

  •
  an "affiliate" of ours within the meaning of Rule 405 under the Securities Act; or

  •
  a broker-dealer that acquired old notes directly from us.

        Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver this prospectus in connection with any resale of such new notes. To date, the staff of the SEC has taken the position that broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as this exchange offer, other than a resale of an unsold allotment from the original sale of the old notes, with the prospectus contained in the registration statement relating to the exchange offer. On this basis, this prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after the exchange date (as such period may be extended), we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until such date, all dealers effecting transactions in new notes may be required to deliver this prospectus.

        If you wish to exchange new notes for your old notes in the exchange offer, you will be required to make representations to us as described in "Exchange Offer—Procedures for Tendering—Your Representations to Us" in this prospectus. As indicated in the letter of transmittal, you will be deemed to have made these representations by tendering your old notes in the exchange offer. In addition, if you are a broker-dealer who receives new notes for your own account in exchange for old notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge, in the same manner, that you will deliver this prospectus in connection with any resale by you of such new notes.

        We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions:

  •
  in the over-the-counter market;

  •
  in negotiated transactions;

  •
  through the writing of options on the new notes; or

  •
  a combination of such methods of resale;

at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices.

        Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes of any series that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act.

        For a period of up to 180 days after the exchange date (as such period may be extended), we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the manner indicated in the letter of transmittal. We have agreed to pay all reasonable expenses incidental to the exchange offer (including the expenses of one counsel for the holders of the old notes) other than commissions or concessions of any broker-dealers and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

 LEGAL MATTERS

        The validity of the new notes offered in this exchange offer will be passed upon for us by Latham & Watkins LLP, Houston, Texas.

EXPERTS

        The consolidated financial statements of Summit Midstream Partners, LP incorporated in this prospectus by reference from the Partnership's Annual Report on Form 10-K for the year ended December 31, 2012 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the acquisition of Grand River Gathering Company, LLC from Encana Corporation on October 27, 2011), which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The carve-out financial statements of Bison Gas Gathering System of Bear Tracker Energy, LLC (subsequently acquired by Bison Midstream, LLC) as of and for the year ended December 31, 2012 incorporated in this prospectus by reference from the Partnership's Current Report on Form 8-K dated June 5, 2013 have been audited by Anton Collins Mitchell LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

        We file annual, quarterly, current and other reports with the SEC under the Securities Exchange Act of 1934 (File No. 001-35666). You may read and copy any document we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our SEC filings are also available to the public through the SEC's website at www.sec.gov. You can also obtain information about us at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

        Our internet address is www.summitmidstream.com. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC are available, free of charge, through our website, as soon as reasonably practicable after those reports or filings are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference into this prospectus and you should not consider information contained on our website as part of this prospectus.

        We "incorporate by reference" information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus. You should not assume that the information in this prospectus is current as of the date other than the date on the cover page of this prospectus.

        We incorporate by reference in this prospectus the documents listed below and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (excluding information deemed to be furnished and not filed with the SEC) until all offerings under the registration statement of which this prospectus forms a part are completed or terminated:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC on March 18, 2013;

  •
  Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013, as filed with the SEC on May 14, 2013 (except Items 1 and 2 of Part I and Item 1A of Part II, which have been superseded by the Current Report on Form 8-K dated September 20, 2013);

  •
  Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013, as filed with the SEC on August 13, 2013, as amended and updated by Form 10-Q/A, as filed with the SEC on October 4, 2013;

  •
  Our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013, as filed with the SEC on November 8, 2013;

  •
  Our Current Reports on Form 8-K and Form 8-K/A as filed with the SEC on June 5, 2013 (two reports), June 12, 2013, June 17, 2013, June 24, 2013, July 3, 2013, August 9, 2013, September 18, 2013, September 20, 2013, September 27, 2013, November 7, 2013, November 8, 2013 and January 9, 2014 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K); and

  •
  The description of our common units in our Registration Statement on Form 8-A (File No. 001-35666) as filed with the SEC on September 26, 2012 and any subsequent amendment thereto filed for the purpose of updating such description.

        We are also incorporating by reference all additional documents we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof and prior to the effectiveness of the registration statement of which this prospectus forms a part.

        You may request a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number:

Summit Midstream Partners, LP
2100 McKinney Avenue, Suite 1250
Dallas, Texas 75201
Attention: Brock M. Degeyter
Senior Vice President and General Counsel
Telephone: (214) 242-1955

ANNEX A

LETTER OF TRANSMITTAL
TO TENDER
7 1/2% SENIOR NOTES DUE 2021 (CUSIP NOS. 86614W AA4 AND U8604T AA4)

OF

SUMMIT MIDSTREAM HOLDINGS, LLC

AND

SUMMIT MIDSTREAM FINANCE CORP.

PURSUANT TO THE EXCHANGE OFFER AND PROSPECTUS
DATED                        , 2014

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
TIME, ON                        , 2014 (THE "EXPIRATION DATE"), UNLESS THE EXCHANGE OFFER IS
EXTENDED BY THE ISSUERS.

The Exchange Agent for the Exchange Offer is:

U.S. Bank National Association

By First Class Mail:	By Courier or Overnight Delivery:
U. S. Bank National Association Attn: Specialized Finance 60 Livingston Avenue—EP-MN-WS2N St. Paul, MN 55107-2292	U. S. Bank National Association Attn: Specialized Finance 111 Fillmore Avenue St. Paul, MN 55107-1402
For Facsimile Transmission (eligible institutions only) 651-466-7372 Attn: Specialized Finance Confirm via email: escrowexchangepayments@usbank.com
For additional questions please call: 713-235-9208

        If you wish to exchange your issued and outstanding 7 1/2% Senior Notes due 2021 (the "Old Notes") for an equal aggregate principal amount of newly issued 7 1/2% Senior Notes due 2021 with materially identical terms that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the exchange offer (the "New Notes"), you must validly tender (and not withdraw) your Old Notes to the Exchange Agent prior to the Expiration Date by causing an agent's message (as defined below) to be received by the Exchange Agent prior to such time.

        We refer you to the Prospectus, dated                        , 2014 (the "Prospectus"), of Summit Midstream Holdings, LLC, a Delaware limited liability company ("Holdings") and a wholly owned subsidiary of Summit Midstream Partners, LP, a Delaware limited partnership (the "Partnership"), and Summit Midstream Finance Corp., a Delaware corporation and wholly owned subsidiary of the Partnership ("Finance Corp" and, together with Holdings, the "Issuers"), and this Letter of Transmittal (the "Letter of Transmittal"), which together describe the Issuers' offer (the "Exchange Offer") to exchange their Old Notes for a like aggregate principal amount of New Notes. Capitalized terms used but not defined herein have the respective meanings given to them in the Prospectus.

        The Issuers reserve the right, at any time or from time to time, to extend the Exchange Offer at their discretion, in which event the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended. The Issuers shall notify the Exchange Agent and each registered holder of Old Notes of any extension by oral (promptly followed in writing) or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

        This Letter of Transmittal is to be used by holders of the Old Notes. Tender of Old Notes is to be made according to the Automated Tender Offer Program ("ATOP") of The Depository Trust Company ("DTC") pursuant to the procedures set forth in the Prospectus under the caption "Exchange Offer—Procedures for Tendering." DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent's DTC account. DTC will then send a computer generated message known as an "agent's message" to the Exchange Agent for its acceptance. For you to validly tender your Old Notes in the Exchange Offer, the Exchange Agent must receive, prior to the Expiration Date, an agent's message under the ATOP procedures that confirms that:

  •
  DTC has received your instructions to tender your Old Notes; and

  •
  you agree to be bound by the terms of this Letter of Transmittal.

        BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

  1.
  By tendering Old Notes in the Exchange Offer, you acknowledge receipt of the Prospectus and this Letter of Transmittal.

  2.
  By tendering Old Notes in the Exchange Offer, you represent and warrant that you have full authority to tender the Old Notes described above and will, upon request, execute and deliver any additional documents deemed by the Issuers to be necessary or desirable to complete the tender of Old Notes.

  3.
  You understand that the tender of the Old Notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between you and the Issuers as to the terms and conditions set forth in the Prospectus.

  4.
  By tendering Old Notes in the Exchange Offer, you acknowledge that the Exchange Offer is being made in reliance upon interpretations contained in no-action letters issued to third parties by the staff of the Securities and Exchange Commission (the "SEC"), including Exxon Capital Holdings Corp., SEC No-Action Letter (May 13, 1988), Morgan Stanley & Co., Inc., SEC No-Action Letter (June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (July 2, 1993), that the New Notes issued in exchange for the Old Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933, as amended (the "Securities Act") (other than a broker-dealer who purchased Old Notes exchanged for such New Notes directly from the Issuers to resell pursuant to Rule 144A or any other available exemption under the Securities Act and any such holder that is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act), provided that such New Notes are acquired in the ordinary course of such holders' business and such holders are not participating in, and have no arrangement with any other person to participate in, the distribution of such New Notes.

  5.
  By tendering Old Notes in the Exchange Offer, you hereby represent and warrant that:

  (a)
  the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of your business, whether or not you are the holder;

  (b)
  you are not engaging, do not intend to engage and have no arrangement or understanding with any person to participate in the distribution of Old Notes or New Notes within the meaning of the Securities Act;

  (c)
  you are not an "affiliate," as such term is defined under Rule 405 promulgated under the Securities Act, of the Issuers or the Guarantors (as defined below);

  (d)
  if you are a broker-dealer, that you will receive the New Notes for your own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities and that you acknowledge that you will deliver a prospectus (or, to the extent permitted by law, make available a prospectus) in connection with any resale of such New Notes and that you cannot rely on the position of the staff of the SEC set forth in certain no-action letters; and

  (e)
  you understand that a secondary resale transaction described in clause 5(d) above and any resales of the New Notes obtained in exchange for the Old Notes originally acquired from the Issuers should be covered by an effective registration statement containing the selling noteholder information required by Item 507 or Item 508, as applicable, of Regulation S-K.

    You may, if you are unable to make all of the representations and warranties contained in Item 5 above and as otherwise permitted in the Registration Rights Agreement (as defined below), elect to have your Old Notes registered in the shelf registration statement described in the Registration Rights Agreement, dated June 17, 2013 (the "Registration Rights Agreement"), by and among the Issuers, the Guarantors named therein (the "Guarantors") and the Initial Purchasers named therein (the "Initial Purchasers"). Such election may be made by notifying the Issuers in writing at 2100 McKinney Avenue, Suite 1250, Dallas, Texas 75201, Attention: Brock M. Degeyter, Senior Vice President and General Counsel. By making such election, you agree, as a holder of Old Notes participating in a shelf registration, to indemnify and hold harmless the Issuers, the Guarantors and the respective directors and officers of the Issuers and the Guarantors who sign such registration statement, and any person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) the Issuers or any of the Guarantors, and the respective officers, directors, partners, employees, representatives and agents of each such person, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including, without limitation, and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing, settling, compromising, paying or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any such indemnified holder of Old Notes), joint or several, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with respect to claims and actions based on information relating to you furnished in writing by you expressly for use in any registration statement or prospectus. Any such indemnification shall be governed by the terms and subject to the conditions set forth in the Registration Rights Agreement, including, without limitation, the provisions regarding notice, retention of counsel, contribution and payment of expenses set forth therein. The above summary of the indemnification provision of the Registration Rights Agreement is not intended to be exhaustive and is qualified in its entirety by the Registration Rights Agreement.

  6.
  If you are a broker-dealer that will receive New Notes for your own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, you acknowledge by tendering Old Notes in any Exchange Offer, that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act.

  7.
  If you are a broker-dealer and Old Notes held for your own account were not acquired as a result of market-making or other trading activities, such Old Notes cannot be exchanged pursuant to any Exchange Offer.

  8.
  Any of your obligations hereunder shall be binding upon your successors, assigns, executors, administrators, trustees in bankruptcy and legal and personal representatives.

 INSTRUCTIONS FORMING PART OF THE
TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1.     Book-Entry Confirmations.

        Any confirmation of a book-entry transfer to the Exchange Agent's account at DTC of Old Notes tendered by book-entry transfer (a "Book-Entry Confirmation"), as well as Agent's Message and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date.

2.     Partial Tenders.

        Tenders of Old Notes will be accepted only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The entire principal amount of Old Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise communicated to the Exchange Agent. If the entire principal amount of all Old Notes is not tendered, then Old Notes for the principal amount of Old Notes not tendered and New Notes issued in exchange for any Old Notes accepted will be delivered to the holder via the facilities of DTC promptly after the Old Notes are accepted for exchange.

3.     Validity of Tenders.

        All questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered Old Notes will be determined by the Issuers, in their sole discretion, which determination will be final and binding. The Issuers reserve the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of counsel for the Issuers, be unlawful. The Issuers also reserve the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any Old Notes. The Issuers' interpretation of the terms and conditions of the Exchange Offer (including the instructions on the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Issuers shall determine. Although the Issuers intend to notify holders of defects or irregularities with respect to tenders of Old Notes, none of the Issuers, the Exchange Agent, or any other person shall be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, promptly following the Expiration Date.

4.     Waiver of Conditions.

        The Issuers reserve the absolute right to waive, in whole or part, up to the expiration of the Exchange Offer, any of the conditions to the Exchange Offer set forth in the Prospectus or in this Letter of Transmittal.

5.     No Conditional Tender.

        No alternative, conditional, irregular or contingent tender of Old Notes will be accepted.

6.     Request for Assistance or Additional Copies.

        Requests for assistance or for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address or telephone number set forth on the cover page of this Letter of Transmittal. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

7.     Withdrawal.

        Tenders may be withdrawn only pursuant to the limited withdrawal rights set forth in the Prospectus under the caption "Exchange Offer—Withdrawal of Tenders."

8.     No Guarantee of Late Delivery.

        There is no procedure for guarantee of late delivery in the Exchange Offer.

        IMPORTANT: BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

Summit Midstream Holdings, LLC
Summit Midstream Finance Corp.

Offer to Exchange

up to

$300,000,000 of 7 1/2% Senior Notes due 2021
that have been registered under the Securities Act of 1933

for

$300,000,000 of 7 1/2% Senior Notes due 2021
that have not been registered under the Securities Act of 1933

        Until                        , 2014, all dealers that effect transactions in the new notes, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers

Summit Midstream Partners, LP

        Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. The partnership agreement of Summit Midstream Partners, LP discloses that we will generally indemnify officers, directors and affiliates of our general partner to the fullest extent permitted by the law against all losses, claims, damages or similar events and is incorporated herein by reference.

Summit Midstream GP, LLC

        Subject to any terms, conditions or restrictions set forth in the limited liability company agreement, Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

        Under the amended and restated limited liability agreement of our general partner, in most circumstances, our general partner will indemnify the following persons, to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings (whether civil, criminal, administrative or investigative):

  •
  any member of our general partner;

  •
  any person who is or was an affiliate of our general partner (other than us and our subsidiaries);

  •
  any person who is or was a member, partner, director, officer, fiduciary or trustee of our general partner or any affiliate of our general partner (other than us and our subsidiaries);

  •
  any person who is or was serving at the request of our general partner or any affiliate of our general partner as an officer, director, member, manager, partner, fiduciary or trustee of another person; and

  •
  any person designated by the board of directors of our general partner.

        Our general partner has purchased insurance covering its officers and directors against liabilities asserted and expenses incurred in connection with their activities as officers and directors of our general partner or any of its direct or indirect subsidiaries.

Summit Midstream Finance Corp.

        Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

        Section 145 of the Delaware General Corporation Law also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.

        To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith; provided that indemnification provided for by Section 145 or granted pursuant thereto shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

        In addition, Section 102(b)(7) of the Delaware General Corporation Law permits Delaware corporations to include a provision in their certificates of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) for unlawful payment of dividends or unlawful stock purchases or redemptions; or (iv) for any transactions from which the director derived an improper personal benefit.

        The Certificate of Incorporation of Summit Midstream Finance Corp. currently provides that each director shall not be personally liable to such corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the Delaware General Corporation Law.

        Article 6 of the Bylaws of Summit Midstream Finance Corp. sets forth the extent to which the directors and officers of Summit Midstream Finance Corp. may be indemnified by Summit Midstream Finance Corp. against liabilities which they may incur while serving in such capacity. Article 6 generally provides that Summit Midstream Finance Corp. shall indemnify the directors and officers of Summit Midstream Finance Corp. who are or were or are threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of Summit Midstream Finance Corp. or, while a director or officer of Summit Midstream Finance Corp., is or was serving at the request of Summit Midstream Finance Corp. as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, against all liabilities and losses suffered and expenses (including attorneys' fees) reasonably incurred in connection therewith. Subject to the procedures for indemnification of directors and officers set forth in the Bylaws, the indemnification of the directors and officers of Summit Midstream Finance Corp. provided for therein is in all other respects substantially similar to that provided for in Section 145 of the Delaware General Corporation Law. Any such indemnification shall continue as to a person who has ceased to be a director or officer of Summit Midstream Finance Corp. and shall inure to the benefit of the heirs, executors, and administrators of such person.

Subsidiary Guarantors

        Each of Bison Midstream, LLC, Grand River Gathering, LLC and DFW Midstream Services LLC is a Delaware limited liability company (each, a "Delaware LLC"). Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, and has the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

        The limited liability company agreement of Bison Midstream, LLC contains indemnification provisions that generally provide that such Delaware LLC will indemnify, in most circumstances, any person who was or is made party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or abitrative or in the nature of an alternative dispute resolution (a "proceeding") by reason of the fact that such person is or was a member or manager of such Delaware LLC against judgments, penalties, fines, settlements and reasonable expenses (including, without limitation, reasonable attorneys' and experts' fees) actually incurred by such person in connection with such proceeding.

        The limited liability company agreement of Grand River Gathering, LLC contains indemnification provisions that generally provide that such Delaware LLC will indemnify, in most circumstances, the members, officers, employees, agents of Grand River Gathering, LLC and any employee, representative, agent or affiliate of the members for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such person in good faith on behalf of Grand River Gathering, LLC and in a manner reasonably believed to be within the scope of the authority conferred on such person.

        The limited liability company agreement of DFW Midstream Services LLC contains indemnification provisions that generally provide that such Delaware LLC will indemnify, in most circumstances, the members, the tax matter member, the managing member, officers, and the members or managing members of an affiliate of such Delaware LLC that were or are a party or are threatened to be made a party to or are involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or arbitrative or in the nature of an alternative dispute resolution against judgment, penalties, fines, settlements and reasonable expenses (including reasonable attorneys' and experts' fees) actually incurred by such person in connection with such proceeding.

Item 21.    Exhibits and Financial Statement Schedules

        (a)   Exhibits.

        Reference is made to the Index to Exhibits following the signature pages hereto, which Index to Exhibits is hereby incorporated into this item.

Item 22.    Undertakings

        Each of the undersigned registrants hereby undertakes:

          (a)(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (5)   That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: Each of the undersigned registrants undertakes that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

          (b)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)   That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (d)   That every prospectus (i) that is filed pursuant to paragraph (b) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (e)   To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

          (f)    To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the any registrant pursuant to the foregoing provisions, or otherwise, each of the undersigned registrants has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on January 21, 2014.

Summit Midstream Partners, LP
By:	Summit Midstream GP, LLC, its general partner
By:	/s/ STEVEN J. NEWBY
	Name:	Steven J. Newby
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below appoints Steven J. Newby and Brock M. Degeyter, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEVEN J. NEWBY Steven J. Newby	Director, President and Chief Executive Officer (Principal Executive Officer)	January 21, 2014
/s/ MATTHEW S. HARRISON Matthew S. Harrison	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 21, 2014
/s/ THOMAS K. LANE Thomas K. Lane	Director	January 21, 2014

Signature	Title	Date

/s/ CHRISTOPHER M. LEININGER Christopher M. Leininger	Director	January 21, 2014
/s/ CURTIS A. MORGAN Curtis A. Morgan	Director	January 21, 2014
/s/ JERRY L. PETERS Jerry L. Peters	Director	January 21, 2014
/s/ JEFFREY R. SPINNER Jeffrey R. Spinner	Director	January 21, 2014
/s/ SUSAN TOMASKY Susan Tomasky	Director	January 21, 2014
/s/ ROBERT M. WOHLEBER Robert M. Wohleber	Director	January 21, 2014

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on January 21, 2014.

Summit Midstream Holdings, LLC
By:	/s/ STEVEN J. NEWBY
	Name:	Steven J. Newby
	Title:	President and Chief Executive Officer

        Each person whose signature appears below appoints Steven J. Newby and Brock M. Degeyter, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEVEN J. NEWBY Steven J. Newby	President and Chief Executive Officer (Principal Executive Officer)	January 21, 2014
/s/ MATTHEW S. HARRISON Matthew S. Harrison	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 21, 2014
/s/ STEVEN J. NEWBY Steven J. Newby
	President and Chief Executive Officer of Summit Midstream GP, LLC, in its capacity as the general partner of Summit Midstream Partners, LP, in its capacity as the sole member of Summit Midstream Holdings, LLC	January 21, 2014

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on January 21, 2014.

Summit Midstream Finance Corp.
By:	/s/ STEVEN J. NEWBY
	Name:	Steven J. Newby
	Title:	President and Chief Executive Officer

        Each person whose signature appears below appoints Steven J. Newby and Brock M. Degeyter, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEVEN J. NEWBY Steven J. Newby	Director, President and Chief Executive Officer (Principal Executive Officer)	January 21, 2014
/s/ MATTHEW S. HARRISON Matthew S. Harrison	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 21, 2014
/s/ THOMAS K. LANE Thomas K. Lane	Director	January 21, 2014
/s/ CURTIS A. MORGAN Curtis A. Morgan	Director	January 21, 2014

Signature	Title	Date

/s/ JERRY L. PETERS Jerry L. Peters	Director	January 21, 2014
/s/ JEFFREY R. SPINNER Jeffrey R. Spinner	Director	January 21, 2014
/s/ SUSAN TOMASKY Susan Tomasky	Director	January 21, 2014

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on January 21, 2014.

Bison Midstream, LLC
By:	/s/ STEVEN J. NEWBY
	Name:	Steven J. Newby
	Title:	President and Chief Executive Officer

        Each person whose signature appears below appoints Steven J. Newby and Brock M. Degeyter, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEVEN J. NEWBY Steven J. Newby	President and Chief Executive Officer (Principal Executive Officer)	January 21, 2014
/s/ MATTHEW S. HARRISON Matthew S. Harrison	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 21, 2014
/s/ STEVEN J. NEWBY Steven J. Newby	President and Chief Executive Officer of Summit Midstream Holdings, LLC, in its capacity as the sole member of Bison Midstream, LLC	January 21, 2014

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on January 21, 2014.

Grand River Gathering, LLC
By:	/s/ STEVEN J. NEWBY
	Name:	Steven J. Newby
	Title:	President and Chief Executive Officer

        Each person whose signature appears below appoints Steven J. Newby and Brock M. Degeyter, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEVEN J. NEWBY Steven J. Newby	President and Chief Executive Officer (Principal Executive Officer)	January 21, 2014
/s/ MATTHEW S. HARRISON Matthew S. Harrison	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 21, 2014
/s/ STEVEN J. NEWBY Steven J. Newby	President and Chief Executive Officer of Summit Midstream Holdings, LLC, in its capacity as the sole member of Grand River Gathering, LLC	January 21, 2014

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on January 21, 2014.

DFW Midstream Services LLC
By:	/s/ STEVEN J. NEWBY
	Name:	Steven J. Newby
	Title:	President and Chief Executive Officer

        Each person whose signature appears below appoints Steven J. Newby and Brock M. Degeyter, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEVEN J. NEWBY Steven J. Newby	President and Chief Executive Officer (Principal Executive Officer)	January 21, 2014
/s/ MATTHEW S. HARRISON Matthew S. Harrison	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 21, 2014
/s/ STEVEN J. NEWBY Steven J. Newby	President and Chief Executive Officer of Summit Midstream Holdings, LLC, in its capacity as the sole managing member of DFW Midstream Services LLC	January 21, 2014

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Limited Partnership of Summit Midstream Partners, LP, dated as of April 30, 2012 (incorporated by reference to Exhibit 3.1 to Summit Midstream Partners, LP's Form S-1 filed on August 21, 2012).
3.2
First Amended and Restated Agreement of Limited Partnership of Summit Midstream Partners, LP dated as of October 3, 2012 (incorporated by reference to Exhibit 3.1 to Summit Midstream Partners, LP's Current Report on Form 8-K filed on October 4, 2012 (File No. 001-35666)).
*3.3	Certificate of Formation of Summit Midstream Holdings, LLC, dated as of March 30, 2011.
3.4
Limited Liability Company Agreement of Summit Midstream Holdings, LLC, dated as of March 30, 2011 (incorporated by reference to Exhibit 4.2 to Summit Midstream Partners, LP's Form S-3 filed on October 1, 2013 (File No. 333-191493)).
3.5
Articles of Incorporation of Summit Midstream Finance Corp., dated as of May 29, 2013 (incorporated by reference to Exhibit 4.3 to Summit Midstream Partners, LP's Form S-3 filed on October 1, 2013 (File No. 333-191493)).
3.6	Bylaws of Summit Midstream Finance Corp. (incorporated by reference to Exhibit 4.4 to Summit Midstream Partners, LP's Form S-3 filed on October 1, 2013 (File No. 333-191493)).
4.1
Indenture, dated as of June 17, 2013, by and among Summit Midstream Holdings, LLC, Summit Midstream Finance Corp., the Guarantors party thereto and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to Summit Midstream Partners, LP's Current Report on Form 8-K filed on June 17, 2013 (File No. 001-35666)).
4.2
Registration Rights Agreement, dated as of June 17, 2013, by and among Summit Midstream Holdings, LLC, Summit Midstream Finance Corp., the Guarantors named therein and the Initial Purchasers named therein (incorporated by reference to Exhibit 4.2 to Summit Midstream Partners, LP's Current Report on Form 8-K filed on June 17, 2013 (File No. 001-35666)).
*5.1	Opinion of Latham & Watkins LLP as to the legality of the securities being registered.
10.1
Amendment and Restatement Agreement giving effect to the form of Amended and Restated Revolving Credit Agreement (incorporated by reference to Exhibit 10.1 to Summit Midstream Partners, LP's Form S-1 filed on August 21, 2012 (File No. 333-183466).
10.2	Amended and Restated Revolving Credit Agreement (included in Exhibit 10.1).
10.3
First Amendment to Amended and Restated Credit Agreement dated as of August 3, 2012 (incorporated by reference to Exhibit 10.1 to Summit Midstream Partners, LP's Form 10-Q filed on May 14, 2013 (File No. 001-35666)).
10.4
Second Amendment to Amended and Restated Credit Agreement dated as of November 1, 2012 (incorporated by reference to Exhibit 10.2 to Summit Midstream Partners, LP's Form 10-Q filed on May 14, 2013 (File No. 001-35666)).
10.5
Third Amendment to Amended and Restated Credit Agreement dated as of January 31, 2013 (incorporated by reference to Exhibit 10.3 to Summit Midstream Partners, LP's Form 10-Q filed on May 14, 2013 (File No. 001-35666)).
*12.1	Calculation of Ratio of Earnings to Fixed Charges.
*21.1	List of Subsidiaries of Summit Midstream Partners, LP.
*23.1	Consent of Deloitte & Touche LLP.

Exhibit Number	Description
*23.2	Consent of Anton Collins Mitchell LLP.
*23.3	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)
*24.1	Power of Attorney (included in the signature pages to this registration statement).
*25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Indenture.
*99.1	Form of Letter of Transmittal (included as Annex A to the prospectus).

*
Filed herewith.